Exhibit 2.1

EXECUTION VERSION

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH

“[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE

SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION

REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED.

GLAXO GROUP LIMITED

and

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD.

and

ORCHARD THERAPEUTICS LIMITED

ASSET PURCHASE AND LICENCE

AGREEMENT

KING & SPALDING

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DATE: 11th April 2018

PARTIES:

(1)

ORCHARD THERAPEUTICS LIMITED, a company incorporated under the laws of England and Wales with registered number 09759506 and having its registered office at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, England, (the “Purchaser”);

(2)

GLAXO GROUP LIMITED, a company incorporated under the laws of England, with registered number 00305979 and whose registered office is located at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England (“Glaxo Group”); and

(3)

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD, a company incorporated under the laws of England and Wales with registered number 08283222 and whose registered office is at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England (“GSK IPD”).

each a “party” and, together, the “parties”. Save as where otherwise provided, Glaxo Group and GSK IPD shall be jointly referred to as the “Seller”.

RECITALS:

(A)	The Seller and/or its Affiliates have been carrying on, inter alia, activities in the rare disease gene therapy space.

(B)

In furtherance of these activities, and pursuant to the Telethon-HSR Agreement (as defined below), the Seller has collaborated with Fondazione Telethon (“Telethon”) and Ospedale San Raffaele (“HSR”) (Telethon and HSR acting through their jointly established San Raffaele-Telethon Institution for Gene Therapy, an entity without juridical personality) (Telethon and HSR may herein after be referred to collectively as “Telethon-HSR”) to research and develop stem cell gene therapy programmes with respect to the Programmes (as defined below).

(C)

Under the Telethon-HSR Agreement, the Seller has obtained certain exclusive licenses to the ADA-SCID Programme, the WAS Programme, the MLD Programme, and Beta-Thal/Sickle Cell Programme (in each case, as defined below), and has an exclusive option to exclusively license the remaining Programmes. The Seller owns certain assets and owns or has the right to utilise certain intellectual property rights which support its research, development and commercialisation efforts on the Programmes.

(D)	The Programmes have to date resulted in one product which has been brought to market by the Seller, namely Strimvelis.

(E)

The Seller has determined to divest of its rare diseases assets to which the Programmes relate and accordingly the Seller has agreed to sell or procure to be sold and the Purchaser has agreed to purchase the Assets, and the Seller has further agreed to grant certain licenses related to the Assets to the Purchaser, in each case on the terms set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Defined terms

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In this Agreement, the following words and expressions shall have the following meanings:

“Acquired Domain Names” means all right, title and interest of the Seller or its Affiliates in the domain names listed in part 1 of Schedule 8;

“Acquired Trademarks” means all right, title and interest of Seller or its Affiliates in the trademark applications and registrations listed in part 2 of Schedule 8;

“ADA-SCID” means adenosine deaminase severe combined immunodeficiency;

“ADA-SCID Programme” means the research, development and commercialisation programme with respect to ADA-SCID that was conducted prior to Completion by Telethon-HSR or Seller and its Affiliates and following Completion, such programme that continues to be conducted by Purchaser and its Affiliates and/or their licensees and assignees utilising, inter alia, the Assets, the Patient-Level Clinical Data or the Licensed Know-How;

“Additional Consideration” means any royalties or milestone payments payable with respect to the Royalty Products in accordance with clause 5.3;

“Adverse Event” shall have the meaning given to it in the finalised ICH (International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use) guidelines relating to post-approval safety data management definitions and standards for expedited reporting;

“Adverse Event and Safety Data” means: (i) the periodic safety update reports (PSURs) for Strimvelis as at Completion or that are generated from time to time up to and including the TSA Expiration Date and provided to the Purchaser pursuant to the terms of the Safety Data Exchange Agreement, together with details of any reported Adverse Events pertaining to Strimvelis since the date of the PSURs; and (ii) details of any urgent safety restrictions imposed by a Regulatory Authority or other Governmental Entity pertaining to the Programmes and Strimvelis as at Completion or that is generated from time to time up to and including the termination or expiry of the Safety Data Exchange Agreement; and (iii) any other material safety and pharmacovigilance data pertaining to the Programmes and/or Strimvelis as at Completion or that is generated from time to time up to and including the termination or expiry of the Safety Data Exchange Agreement;

“Affiliate” means, with respect to a person, any other person that Controls or is under Control of such person or is, together with such person, under common Control of a third person;

“Arising Programme IP” means the Intellectual Property generated and Controlled by the Purchaser and its Affiliates in the conduct of activities under the Programmes;

“Assets” means those assets which are to be sold and transferred to the Purchaser under this Agreement as defined in clause 2.1;

“Assignment Transaction” has the meaning defined in clause 5.5(d);

“Assumed Liabilities” has the meaning defined in clause 7.1;

“Audit Disagreement” has the meaning defined in clause 13.2(a);

“Audited Entities” has the meaning defined in clause 13.1(a);

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“Best Endeavours” such endeavours as are consistent with the efforts a prudent and determined person intent of achieving a result would expend in similar circumstances to achieve such result;

“Beta-Thal/Sickle Cell Programme” means the gene therapy research, development and commercialisation programme with respect to Beta-Thalassemia (excluding the GSK Stable Cell Line) that was conducted prior to Completion by Telethon-HSR or Seller and its Affiliates and following Completion, such programme that continues to be conducted by Purchaser and its Affiliates utilising, inter alia, the Assets, the Patient-Level Clinical Data or the Licensed Know-How;

“BioSimilar Competitive Product” means a Gene Therapy Product which has been granted a Product Registration and which relies in some manner on or references or is the Royalty Product MA for approval and demonstrates significant similarity to the relevant Royalty Product in terms of quality, characteristics, biological and/or pharmacological activity, and safety and efficacy. For the avoidance of doubt OTL-101, Strimvelis and/or any other product of the Purchaser or its Affiliates and/or Royalty Product will not be considered BioSimilar Competitive Products of one another;

“BioSimilar Region” means each of (i) EU, (ii) US, (iii) Japan and (iv) rest of world;

“Business Contracts” means all (i) agreements listed in Schedule 9 and (ii) Novated Contracts;

“Business Day” means a day (excluding Saturday or Sunday or a public holiday in England) on which banks generally are open in the City of London, England for the transaction of normal banking business and excluding the period from 24 December to 2 January in which the corporate offices of the Seller are closed for business;

“Business Intellectual Property” means the following Intellectual Property owned by the Seller and its Affiliates at the Completion Date:

(a)	the Acquired Trademarks; and

(b)	the Acquired Domain Names,

but for the avoidance of doubt shall exclude the Licensed Know-How;

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 respectively;

“Calendar Year” means the period of twelve (12) months commencing 1 January;

“Cassette-Insert” means the transgene expression cassette containing the specific therapeutic transgene for a Programme, excluding the Unoptioned Programmes. For the avoidance of doubt, the Cassette-Insert specifically excludes virus-derived sequences present in the transfer vector and any sequences used to express virus-derived packaging components in viral vector producer cells such as gagpol, rev and envelope;

“Change of Control” shall be deemed to have occurred when (i) any person or persons other than those who Control the Purchaser at the Completion Date subsequently acquire Control of it by means of any transaction or series of related transactions; or (ii) an IPO of the Purchaser occurs.

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“Claim” means any claim whatsoever made by one party or any other member of the relevant party’s group of companies against the other party for breach of, or in connection with, this Agreement (including in the case of a claim by the Purchaser or a member of the Purchaser’s group of companies for breach of the Seller’s Warranties), whether in contract or tort (including negligence) or in respect of any claim under any indemnity, covenant or undertaking given by the other party under this Agreement;

“Claimant” means a party and any of its Affiliates which may be entitled to make a Claim or that brings a Claim;

“Clinical Data” means (other than where constituting Patient-Level Clinical Data), to the extent in existence at the Completion Date or generated from time to time up to and including the TSA Expiration Date and in the control of the Seller:

(a)	the Clinical Trial Master File Information; and

(b)	the Adverse Event and Safety Data,

in each case, in the form in which it is held by or on behalf of the Seller;

“Clinical Trial Master File Information” means, to the extent in existence at the Completion Date or that is generated from time to time up to and including the TSA Expiration Date and in the control of the Seller, the collection of study level documents in electronic format together with the related metadata described in Exhibit 1 as maintained in the applicable data location;

“CMC Know-How” means developments and inventions made by or on behalf of the Seller or its Affiliates relating to (i) [***]; (ii) [***]; and (iii) [***];

“Combination Product” means a product that contains a Royalty Product component and at least one other active component where both or all products are sold and invoiced as one product (with an aggregate price);

“Commercial Information” means, the information which is owned by and in the possession of, the Seller or any of its Affiliates and which is listed in Exhibit 2 (in the form in which it is held by the Seller);

“Commercially Reasonable Efforts” means such efforts that are consistent with the efforts and resources normally used by the Purchaser in the exercise of its reasonable business discretion relating to the development and commercialisation of a Gene Therapy Product owned by it or to which it has exclusive rights, with similar product characteristics as the relevant Programme or Royalty Product, which is of similar market potential at a similar stage in its development or product life as the relevant Programme or Royalty Product, taking into account issues of scientific risk, patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved and profitability (including pricing and reimbursement status achieved or likely to be achieved) and other relevant factors, including without limitation, technical, legal, scientific and/or medical factors;

“Completion” means completion of the sale and purchase of the Assets in accordance with clause 4;

“Completion Date” means 5:30pm in the UK on the date of this Agreement;

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“Confidential Information” means all information held in any form or media whatsoever which is of a confidential nature and not in the public domain;

“Consent” means a consent, licence, approval, authorisation or waiver from the relevant counterparties to a Business Contract for the benefit and burden of such contract to be conveyed, transferred, assigned or novated to the Purchaser;

“Consent Contracts” means those contracts which require Consent, being:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***];

(g)	[***]; and

(h)	[***];

“Consideration” means the sum of the Initial Consideration and the Additional Consideration (if any);

“Consideration Shares” means the 15,563,230 fully paid Series B2 Convertible Preferred Shares of £0.00001 each in the capital of the Purchaser; which the parties agree shall be issued at a price of £4.019 per share;

“Control” means:

(i)

with respect to any partnership, corporation or other entity, the right to control or cast a majority of the voting rights exercisable at a shareholders meeting (or its equivalent) of the person concerned; or the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors and/or any supervisory board of the person concerned (or its equivalent); or the possession directly or indirectly of the ability or power to direct or procure the direction of the management and policies of such person, whether through the ownership of securities, by contract or otherwise; and

(ii)

with respect to any material, item of information or Intellectual Property, the possession, whether by ownership or licence, of the right to grant a licence or a sublicence with respect thereto or to disclose relevant information relating thereto without breaching any prior written obligation to any third party.

The term “Controlled” shall be construed accordingly;

“Core IP” means (a) any Licensed Know-How or Patient-Level Clinical Data; or (b) any Arising Programme IP;

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“Cumulative” means, when used in conjunction with Net Sales in this Agreement, that all aggregate Net Sales (regardless of when such sales occurred) shall be taken into account when determining the total amount of Net Sales of the applicable Royalty Product for the purposes of determining the amount of any royalty payment or milestone payment hereunder;

“Damages Payment” has the meaning defined in Schedule 6;

“Data Processing Agreement” means the data processing agreement between the Seller and the Purchaser dated the Completion Date;

“Data Room” means the collection of documents, information and materials on two identical USB drives marked “[***] – Disclosure Documents”;

“Default Rate” means [***] above the base rate from time to time of the Bank of England;

“Defaulting Party” has the meaning defined in clause 25.1;

“Deferment Notice” has the meaning defined in clause 5.3(g);

“Disclosure Letter” means the letter dated the Completion Date from the Seller to the Purchaser with respect to the Warranties;

“Dispute” means a dispute between the parties under, arising out of, or in connection with this Agreement, including any question regarding its existence, validity or termination;

“Encumbrance” means any mortgage, charge, claim, lien, option, power of sale, hypothecation, or any other third party right, retention of title, right of pre-emption, right of refusal or security interest of any kind;

“EU” means all economic, scientific and political organisation of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto. For clarity, the United Kingdom shall be considered as part of the EU in all situations for all purposes for the entire duration of this Agreement;

“Excluded Assets” means any assets or other property of the Seller or its Affiliates other than the Assets;

“Expert” means an expert appointed in accordance with clause 32.2;

“FDA” means the United States Food and Drug Administration and any successor body thereto;

“FDA Approval” means the approval by the FDA of an MAA for the marketing and sale of Strimvelis, an MLD Royalty Product, a WAS Royalty Product or a Beta-Thal Royalty Product, respectively, in the USA;

“Field” means any of the following: (i) non-clinical in vivo studies aimed at developing a Gene Therapy Product; (ii) clinical development of a Gene Therapy Product; or (iii) commercial development of a Gene Therapy Product; in each case where such studies, development or commercial activity is for the purpose of developing a Gene Therapy Product for the treatment of any disease, disorder or condition in an Indication which, as at the Completion Date, is the subject of any Programme;

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“First Commercial Sale” means with respect to each Royalty Product, the first sale for which revenue has been recognised by a party, its Affiliates, licensee or sublicensee provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate, licensee or sublicensee unless the Affiliate, licensee or sublicensee is the last entity in the distribution chain of a Royalty Product, (b) any sale for use of such Royalty Product in pre-clinical research, clinical studies or other development activities conducted in part for the purpose of seeking an MAA for such Royalty Product, (c) disposal or transfer of such Royalty Product for a bona fide charitable purpose, and (d) compassionate use sales, or use or sales under other equivalent systems (including for the avoidance of doubt any early access programmes);

“Forum Meetings” has the meaning defined in clause 11.3;

“Fundamental Claims”

(a)	as applied to the Seller: any Claim relating to (i) [***]; (ii) [***]; and/or (iii) [***]; and/or (v) [***];

(b)	as applied to the Purchaser: any Claim relating to (i) [***]; (ii) [***]; (ii) [***]; (iii) [***];

“Gene Therapy Product” means the administration of genetic material to modify or manipulate the expression of gene product or to alter the biological properties of living cells for therapeutic use;

“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether supranational, national, federal, state, regional, local, foreign or other governmental or non-governmental department, commission, tribunal, authority, agency or court or any other agency or instrumentality thereof;

“GSK Programme” means a development programme carried on by or for the Seller or its Affiliate (which shall, in respect of academic partners, include a development programme carried on in collaboration with the Seller or its Affiliate), or a product being developed or commercialised by the Seller or its Affiliate, or a programme for which the Seller or its Affiliate has a right to obtain an exclusive licence;

“GSK Stable Cell Line” means the patent application referenced as international application number [***], or [***] and [***], including without limitation any certificates of invention, non-provisional patent applications, paediatric use extensions, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, confirmations, extensions and supplementary protection certificates, and any equivalent rights granted in any foreign jurisdictions, any Know-How included therein and the Beta Globin transgene (provided that the Beta Globin transgene is included in the GSK Stable Cell Line for the sole purpose of conducting research activities);

“Human Biological Samples” means any human biological material (including any derivative or progeny thereof), including any portion of an organ, any tissue, skin, bone, muscle, connective tissue, blood, cerebrospinal fluid, cells, gametes, or sub-cellular structures such as DNA, or any derivative of such biological material such as stem cells or cell lines; and including any Patient Samples provided to the Purchaser under this Agreement or the Transition Services Agreement;

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“Independent Third Party” means a person other than the Purchaser or any of its Affiliates, distributors or licensees, or a person other than the Seller or any of its Affiliates, distributors or licensees, as the case may be;

“Indication” means a disease, treatment area or therapeutic indication;

“Initial Consideration” means the sum of the (i) Initial Payment and (ii) Consideration Shares;

“Initial Payment” means the sum of £10,000,000;

“Intellectual Property” means rights in information, patents, patent applications (filed and unfiled), inventions, invention disclosures, invention assignments, design rights, copyrights and other works of authorship (including rights in computer software), rights in databases, rights in Know-How, utility models, trademarks, trade dress, logos, slogans, rights of publicity, service marks, service names, web addresses, domain names, trade and business names and all associated goodwill, rights to sue for passing off or for unfair competition and all other similar or equivalent rights in any part of the world, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights for their full term;

“Inventory” means inventory which is owned by the Seller and/or its Affiliates as at the Completion Date ([***]) which the Purchaser or its Affiliates has agreed to acquire pursuant to the Inventory Sale Agreement(s);

“Inventory Sale Agreement(s)” means the Inventory Sale Agreement(s) between the Seller and the Purchaser dated the Completion Date in the form set out in Schedule 2;

“IPO” means the admission to trading of any shares of the Purchaser (or any holding company of the Purchaser), or granting of permission for any such shares to be dealt on, a Recognised Investment Exchange or other stock exchange;

“Joint Transition Committee” or “JTC” has the meaning defined in clause 17.1;

“Know-How” means all information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, results, analytical methods, data, instructions, processes, procedures, formulas and other confidential and proprietary information and practices;

“[***] Licence Agreement” means the [***] Agreement [***] between [***] and GSK IPD [***];

“Licences” means the licences granted by the Seller to the Purchaser pursuant to clause 2.2;

“Licensed Know-How” means the following Know-How that is owned by or licensed to the Seller (and its Affiliates):

(a)	the Clinical Data;

(b)	the Production Information;

(c)	the CMC Know-How; and

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(d)	to the extent the Seller or any of its Affiliates is entitled to sub-licence the same, any Know-How licensed to the Seller or its Affiliates pursuant to the Business Contracts;

“Losses” includes, in respect of any matter, event or circumstance, all demands, claims, actions, proceedings, damages, payments, awards, fines, penalties, losses, costs (including without limitation amounts paid in settlement, costs of investigation and legal costs), expenses (including taxation), disbursements or other liabilities in any case of any nature whatsoever but which shall exclude (a) indirect loss of profit and which are, where relevant, paid in accordance with the terms of this Agreement and (b) VAT which is recoverable (by way of payment, set off or credit) by the party claiming the Losses;

“MAA” means (a) a marketing authorisation application filed with the European Medicines Agency, seeking product registration of a product and all variations thereto filed with the European Medicines Agency; (b) a new drug application or biologics licence application submitted to the FDA; or (c) a corresponding application for product registration that has been submitted to a Regulatory Authority in any other jurisdiction in the Territory;

“Material CRE Breach” has the meaning defined in clause 20.1;

“Milestone Report” has the meaning defined in clause 5.3(h)(ii);

“MLD Programme” means the gene therapy research, development and commercialisation programme with respect to Metachromatic Leukodystrophy that was conducted prior to Completion by Telethon-HSR or Seller and its Affiliates and following Completion such programme that continues to be conducted by Purchaser and its Affiliates and/or their licensees and assignees utilising, inter alia, the Assets, the Patient-Level Clinical Data or the Licensed Know-How;

“MolMed Agreement” means the Amended and Restated Strategic Manufacturing Collaboration Agreement dated 1 September 2016 between GlaxoSmithKline Intellectual Property Development Limited, GlaxoSmithKline Trading Services Limited and MolMed S.p.A. for certain manufacturing and cell processing activities for the Programmes;

“Net Sales” means, with respect to any Royalty Product, the amounts actually received and recorded in the Purchaser’s accounts in respect of sales of such Royalty Product sold by the Purchaser or its Affiliates or sub-licensees (the “Selling Party”), but [***] as reported by the Selling Party in its financial statements in accordance with the International Financial Reporting Standards (“IFRS”) for the Purchaser (or any other Selling Party which accounts in accordance with IFRS) applied on a consistent basis, for:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	[***].

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Sales between the Purchaser and its Affiliates or sub-licensees, as applicable, shall be excluded from the computation of Net Sales, and no payments will be payable on such sales except where such Affiliate or sub-licensee is the end user in the distribution chain for a Royalty Product, in which case such sales shall be deemed to be at a price which is equivalent to the price which would normally be charged on an arms’ length basis for equivalent sales.

For purposes of determining royalties and sales milestones payable on Combination Products, Net Sales will be calculated as follows, in each Calendar Quarter:

If a Royalty Product is sold as part of a Combination Product (as defined below), Net Sales will be the product of (i) Net Sales of the Combination Product calculated as above (i.e., calculated as for a non-Combination Product) and (ii) the fraction (A/(A+B)), where:

A is [***]; and

B is [***].

If A or B cannot be determined by reference to Royalty Product sales as described above, then Net Sales for purposes of determining royalty payments will be calculated as above, but the average wholesale acquisition cost in the above equation shall be determined by mutual agreement reached in good faith by the parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, in the applicable country, variations in dosage units and the relative fair market value of each therapeutically active ingredient in the Combination Product. If the parties are unable to reach such an agreement prior to the end of the applicable accounting period, then either party may refer such matter to an independent certified accountant in accordance with clause 13.2.

Where a Royalty Product is sold and part of the amounts received in respect of that sale are contingent, refundable, payable in instalments or repayable after the date of receipt, including in relation to clinical outcomes of the use of the relevant Royalty Product, then the Net Sales shall apply: (i) to the non-contingent, non-refundable component of the amount on the date of receipt and those instalments where cash has actually been received and recorded in the Purchaser’s accounts: and (ii) in respect of any contingent, instalment or refundable amount on the date on which it ceases to be deferred, contingent or refundable, or in the case of instalment payments, in the period when the instalment is actually received and recorded and recorded in the Purchaser’s accounts;

“Notice” has the meaning defined in clause 26.1;

“Novated Contracts” means the contracts listed in Schedule 1 of the Telethon Deed of Novation;

“Opportunity Period” has the meaning defined in clause 10.2(a);

“Other Party” means a party or its Affiliate against which a Claimant brings a claim;

“Other Safety Concern” means any event arising out of a Programme with respect to a Royalty Product, where such event, is not a Significant Safety Concern but causes the Purchaser, acting reasonably as demonstrated by evidence provided by the Purchaser to the Seller, to determine that continuing to treat patients in the Programme would be unsafe (taking into account the benefits to the patients being treated);

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“Other Seller IP” means any Intellectual Property (which is not Licensed Know-How, Patient-Level Clinical Data or which relates to the Seller Stable Cell Line) generated and Controlled by the Seller and/or its Affiliates before the Completion Date or that is generated from time to time up to and including the TSA Expiration Date which was used by the Seller or its Affiliates and utilised in the Programmes;

“OTL-101” means the ex-vivo lentiviral gene therapy product developed by the Purchaser for the treatment of ADA-SCID currently designated as OTL-101;

“Patient-Level Clinical Data” means, to the extent in existence at the Completion Date or that is generated from time to time up to and including the TSA Expiration Date and in the Control of the Seller, its Affiliates or subcontractors, the anonymized patient-level data arising in the clinical studies for Strimvelis and the Programmes as maintained by:

(a)	[***]; and

(b)	[***],

in each case, in the form in which it is held by or on behalf of the Seller or its Affiliates;

“Patient Samples” means, to the extent in existence at the Completion Date and in the control of the Seller, the anonymized patient-level physical samples arising in the clinical studies for Strimvelis and the Programmes;

“Proceedings” means any suit, action or proceedings arising out of, or in connection with this Agreement;

“Product Registrations” means the registration of a product with any competent Governmental Entity, including any granted MAA and, with respect to Strimvelis as at the Completion Date, means those that are listed in the Regulatory Information. As of the Completion Date, the Strimvelis Product Registration is the only Product Registration in existence;

“Production Information” means, to the extent in existence at the Completion Date or that is generated from time to time up to and including the TSA Expiration Date, the information which is owned by, and in the possession of, the Seller or any of its Affiliates which is listed in Exhibit 3 (in the form in which it is held by the Seller);

“Programme” means the ADA-SCID Programme, the WAS Programme, the MLD Programme, the Beta-Thal/Sickle Cell Programme and the Unoptioned Programmes (or any of them as the context may require);

“Programme Transfer Plan” means the plan attached hereto as Schedule 10;

“Purchaser Accounts Receivable” means:

(a)	all amounts owing to the Purchaser and/or its Affiliates, as the case may be, exclusively in connection with the Programmes as at, and in respect of the period after, the Completion Date; and

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(b)	all amounts in respect of sales of Strimvelis where title has transferred from the Purchaser or its Affiliates to a third party purchaser after the Completion Date, whether or not invoiced;

“Purchaser Demands” has the meaning defined in clause 7.3;

“Purchaser Platform IP” means any Intellectual Property generated and Controlled by the Purchaser and its Affiliates after the Completion Date which is applicable to Gene Therapy Product programmes generally and is not Arising Programme IP;

“Purchaser Programmes” means, other than the Programmes, the Purchaser’s research, development and commercialisation programmes with respect to ex-vivo gene therapies which are independently derived by Purchaser;

“Purchaser Protected Parties” means the Purchaser and its Affiliates;

“Purchaser Relevant Affiliate” has the meaning defined in clause 15.5(a);

“Recognised Investment Exchange” means a recognised investment exchange as defined by section 285 of the Financial Services and Markets Act 2000 and every statutory modification or re-enactment thereof for the time being in force, together with (whether or not falling within such definition) the Official List of the UK Listing Authority, the Main Market of the London Stock Exchange plc, the AIM market of the London Stock Exchange plc and NASDAQ;

“Regulatory Authority” means, with respect to a pharmaceutical or medicinal product, in any particular jurisdiction, any country, federal, supranational, state or local regulatory agency, department, bureau or other Governmental Entity or regulatory authority in such jurisdiction that has responsibility for granting a Product Registration for a pharmaceutical or medicinal product in such jurisdiction, in each case together with any successor(s) thereto;

“Regulatory Information” means, to the extent in existence at the Completion Date or that is generated from time to time up to and including the TSA Expiration Date and in the Control of the Seller, the information which is listed in Exhibit 4 in the form in which it is held by or on behalf of the Seller:

“Report Acceptance Date” has the meaning defined in clause 5.3(h)(iii);

“Requested Information” means reasonable business, financial and other information regarding the Seller and its Affiliates (in each case, where applicable, in accordance with IFRS);

“Retained Liabilities” has the meaning defined in clause 7.2;

“Right” has the meaning defined in clause 23.2;

“Royalty Product” means all or any of the following:

(a)	Strimvelis and/or OTL 101 (an “ADA-SCID Royalty Product”);

(b)	a Therapeutic Product developed pursuant to the WAS Programme (a “WAS Royalty Product”);

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(c)	a Therapeutic Product developed pursuant to the MLD Programme (a “MLD Royalty Product”); and

(d)	a Therapeutic Product developed pursuant to the Beta-Thal/Sickle Cell Programme (a “Beta-Thal Royalty Product”);

“Royalty Reports” has the meaning defined in clause 5.3(h)(i);

“Royalty Term” the period commencing on the Completion Date and ending thirty (30) years from the Completion Date;

“Safety Data Exchange Agreement” means the safety data exchange agreement between the Purchaser and the Seller dated the Completion Date;

“Sale PRV” means a priority review voucher obtained by the Purchaser in connection with the FDA Approval of a Royalty Product (excluding for these purposes any PRV obtained in connection with OTL-101);

“SCID Compassionate Use Patients” means up to [***] patients to be treated at San Raffaele Hospital with the Gene Therapy Product treatment commercially licensed in Europe under the name Strimvelis, using mobilized peripheral blood, in an investigator sponsored study or under a compassionate use regulatory framework in Italy, as agreed between the Seller and the San Raffaele Hospital prior to the Completion Date;

“SCID Compassionate Use Vector Inventory” means the amount of inventory of vector used to manufacture Strimvelis sufficient to treat the SCID Compassionate Use Patients, and which is provided by the Seller at no cost to the Purchaser pursuant to the Inventory Sale Agreement, such SCID Compassionate Use Vector Inventory to be utilised by the Purchaser for the purposes of treating the SCID Compassionate Use Patients;

“Seller Accounts Receivable” means all amounts in respect of sales of Strimvelis where title has transferred from the Seller or its Affiliates to a third party purchaser after the Completion Date, whether or not invoiced;

“Seller Affiliate” has the meaning defined in clause 10.2;

“Seller Demands” has the meaning defined in clause 7.4;

“Seller Protected Parties” means the Seller and its Affiliates;

“Seller Required Asset(s)” has the meaning defined in clause 19.1;

“Seller’s Marks” means any trade or service marks, trade or service names or logos used or held by the Seller and/or any of its Affiliates or any confusingly similar mark, name or logo;

“Senior Managers” means with respect to the Seller, a Senior Vice President, Worldwide Business Development, and with respect to the Purchaser, its CEO;

“Shareholder Documents” means: (i) the agreed form subscription letter in respect of the Consideration Shares (ii) the agreed form deed of adherence to the investment and shareholders’ agreement relating to the Purchaser dated 29 March 2017 (as amended on 18 August 2017 and 26 October 2017) and (iii) the agreed form variation agreement relating to the investment and shareholders’ agreement;

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“Significant Safety Concern” means any serious adverse event, laboratory finding or clinical syndrome that occurs with respect to (i) any patient(s) participating in a clinical study with respect to a Royalty Product that causes the data safety monitoring board (DSMB) for such study to recommend or require (as the case may be) that the study be terminated; or (ii) any patient receiving treatment involving a Royalty Product that causes any Regulatory Authority to recommend or require (as the case may be) that the study be terminated;

“Strimvelis” means the Seller’s Gene Therapy Product for ADA-SCID sold under the brand name Strimvelis®;

“Supply Chain Transfer Date” has the meaning defined in the Transition Services Agreement;

“Tax” or “Taxation” means all forms of taxation and all withholdings, duties, imposts, levies, social security contributions and rates imposed, assessed or enforced by any Tax Authority in all cases being in the nature of taxation and any interest, penalty, surcharge or fine in connection therewith;

“Tax Authority” means any local, municipal, governmental, supranational, national, state, federal, provincial or other fiscal, revenue, customs or excise authority, body or official anywhere in the world;

“Tax Warranty Claim” means any Warranty Claim in respect of the warranties set out in Schedule 5, paragraphs 10.1 to 10.10 (inclusive);

“Telethon Deed of Novation” means the deed of novation dated on or around the date of this Agreement entered into by the Seller and certain of its Affiliates, the Purchaser, Telethon and HSR relating to the novation of certain agreements (including the Telethon-HSR Agreement) pursuant to which the Purchaser has agreed to assume the rights and obligations of the Seller and/or its Affiliates under such agreements;

“Telethon-HSR Agreement” means the Research and Development Collaboration and License Agreement dated 15 October 2010 between Telethon, HSR and Glaxo Group Limited (as amended by amendment agreements dated 31 March 2015, 4 April 2016, 23 September 2016, 15 December 2016 and 15 July 2017), relating to a collaboration between the parties for the research, development and commercialisation of certain rare disease gene therapy programmes;

“Testing Period” means each consecutive [***] period (commencing on any date and ending on any date) within the prior [***] period;

“Transition Services Agreement” means the transition services agreement between the Seller and the Purchaser dated the Completion Date;

“Territory” means worldwide;

“Therapeutic Product” means a Gene Therapy Product which is intended for use in connection with: (i) preventing, diagnosing, caring or alleviating a disease, ailment, defect or injury in persons; or (ii) influencing, inhibiting or modifying a physiological process in persons;

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“Third Party Claim” has the meaning defined in Schedule 6;

“Trademark and Domain Name Assignment Agreement” means the trademark and domain name assignment agreement between the Seller and the Purchaser dated the Completion Date;

“Transaction Documents” means this Agreement, the Disclosure Letter, the Transition Services Agreement, the Safety Data Exchange Agreement, the Inventory Sale Agreement, the Data Processing Agreement and the Trademark and Domain Name Assignment Agreement;

“Transfer Regulations” means any laws of any jurisdiction relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses as amended or replaced from time to time including any such laws implementing Council Directive 2001/23/EC;

“TSA Expiration Date” means the date that the Transition Services Agreement terminates or is terminated or, if earlier, the expiry of the last Service Term (as defined in the Transition Services Agreement);

“Undisclosed Employee” has the meaning as defined in clause 10.2;

“Unexecuted Contracts” means:

(a)	the [***]; and

(b)	the [***];

“Unoptioned Programmes” means the following research, development and commercialisation programmes conducted prior to Completion and following Completion by Telethon-HSR under the Telethon-HSR Agreement, and in respect of which the option granted by Telethon-HSR to the Seller thereunder has not been exercised as at the Completion Date: (i) Chronic granulomatous Disease; (ii) Globoid cell leukodystrophy; and (iii) Mucopolysaccaridosis Type I (Hurler);

“USA” means the United States of America;

“Valid Claim” means a claim within an issued patent that has not:

(a)	expired, lapsed or been finally cancelled or abandoned, been dedicated to the public or disclaimed; or

(b)

been held unenforceable, invalid or permanently cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal can be taken or from which no appeal was taken in the time permitted, including through opposition, re-examination, reissue or disclaimer;

“VAT” means the tax imposed by the Council Directive 2006/112/EC of the European Community and any national legislation implementing that directive together with legislation supplemental thereto, or other tax of a similar nature, including sales taxes imposed elsewhere instead of or in addition to value added tax;

“Warranties” means the warranties given by the Seller in clause 15 and Schedule 5;

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“Warranty Claim” means any claim by the Purchaser or any Affiliate of the Purchaser against the Seller for breach of the Seller’s Warranties;

“WAS Programme” means the gene therapy research, development and commercialisation programme with respect to WAS that was conducted prior to Completion by Telethon-HSR, the Seller and its Affiliates and following Completion such programme that continues to be conducted by the Purchaser and its Affiliates and/or their licensees and assignees utilizing, inter alia, the Assets, the Patient-Level Clinical Data or the Licensed Know-How; and

“WAS Vector ISS Inventory” means the inventory of vectors relating to the WAS Programme which the Seller has agreed to sell to [***] being the investigator undertaking the investigator sponsored study [***], in accordance with the agreement between the Seller and such investigator.

1.2	Statutory provisions

All references to statutes, statutory provisions, enactments, EU Directives or EU Regulations shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision, enactment, EU Directive or EU Regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of any party to the other under this Agreement.

1.3	Agreed form

Any reference to a document in the “agreed form” is to the form of the relevant document in the terms agreed between the Seller and the Purchaser prior to the execution of this Agreement and signed or initialled for identification purposes only by or on behalf of the Seller and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Seller and the Purchaser).

1.4	Recitals, Schedules, Exhibits etc.

References to this Agreement include the recitals, schedules and exhibits which form part of this Agreement for all purposes. References in this Agreement to the parties, the recitals, schedules, exhibits and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals, schedules and exhibits to and clauses of this Agreement.

1.5	Meaning of references

Save where specifically required or indicated otherwise:

(a)

words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(b)

references to a “person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

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(c)

references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)

references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(e)	any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(f)	references to “£” or “GBP” are to the lawful currency of the United Kingdom as at the date of this Agreement; and

(g)	references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.6	Headings

Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

2.	SALE AND PURCHASE OF ASSETS AND GRANT OF LICENCES

2.1	Sale and Purchase of Assets

The Seller shall sell or procure to be sold to the Purchaser and the Purchaser shall purchase from the Seller, with effect from the Completion Date, the Seller’s entire legal and beneficial interest in the following assets (“Assets”):

(a)	subject to clause 9, the benefit and the burden of the Business Contracts;

(b)	the Business Intellectual Property (which shall be transferred subject to and in accordance with the terms of clause 11);

(c)	the Product Registrations (which shall be transferred subject to and in accordance with the terms of clause 5.2(a));

(d)	the Commercial Information;

(e)	the Cassette-Insert for each Programme; and

(f)	the Regulatory Information.

The Seller covenants with the Purchaser that it has the right to sell and transfer to the Purchaser the full legal and beneficial interest in the Assets to be sold by it on the terms set out in this Agreement. The Assets shall be sold free from all Encumbrances but subject to the third party rights under the Business Contracts.

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2.2	Grant of Licences

The Seller grants to the Purchaser, with effect from the Completion Date, licences on the terms set out in clause 11.2.

2.3	Inventory

The Seller and Purchaser have entered into the Inventory Sale Agreement on Completion for the purchase of the Inventory.

2.4	Assets excluded from Sale

There shall be excluded from the sale and purchase under this Agreement (and accordingly nothing in this Agreement shall operate as a sale from the Seller or any of its Affiliates) of any Excluded Assets. Except as expressly provided in this Agreement or in a Transaction Document, nothing in this Agreement will be construed as conferring to the Purchaser any licence or other right or interest, by implication, estoppel or otherwise, in any Intellectual Property right of the Seller, its Affiliates, or its collaboration partners.

2.5	Sale of the Assets

Neither party shall be obliged to complete the sale and purchase of the Assets unless the grant of the Licences and the sale and purchase of the Assets is completed simultaneously in accordance with this Agreement, provided that the necessity of the consent of any person, or any filing with or approval of any Governmental Entity to effect the effective transfer of any Product Registration, Business Contract or Business Intellectual Property shall not prevent simultaneity of Completion in accordance with this clause 2.5.

2.6	Title

Title to those Assets transferred at Completion shall pass to the Purchaser on Completion.

3.	CONSIDERATION

3.1	Total consideration

The total consideration for the sale and transfer of the Assets to be paid by the Purchaser to the Seller is the Initial Consideration.

The total consideration for the Licences to be paid by the Purchaser to the Seller is the Additional Consideration.

3.2	Payment for and Delivery of Inventory

The amount payable by the Purchaser or its Affiliates in respect of the Inventory shall be calculated and paid as set out in the Inventory Sale Agreement.

3.3	Timing of Payment

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(a)	The Purchaser shall pay the Initial Payment within thirty (30) days of Completion, and issue the Consideration Shares to the Seller at Completion, in accordance with clause 4.4.

(b)	The Additional Consideration, if any, shall become due and payable by the Purchaser to the Seller in accordance with the provisions of clause 5.3(j).

4.	COMPLETION

4.1	Timing

Completion shall take place on the Completion Date.

4.2	Location

Completion shall take place at the offices of King & Spalding International LLP, 125 Old Broad Street, London, EC2N 1AR when all (but not some only) of the events detailed in this clause 4 shall occur.

4.3	Seller’s obligations at Completion

At Completion, the Seller shall do (or cause to be done) or deliver (or cause to be delivered) to the Purchaser the matters or items listed in part 1 of Schedule 3.

4.4	Purchaser’s obligations at Completion

At Completion, the Purchaser shall do (or cause to be done) or deliver (or cause to be delivered) to the Seller the matters or items listed in part 2 of Schedule 3.

4.5	Obligation to complete

Neither the Purchaser nor the Seller shall be required to complete the transactions contemplated by this Agreement unless the other complies with its obligations under clause 4.3 or clause 4.4 (as the case may be).

4.6	Failure to complete

If either the Seller or the Purchaser fails to comply with its obligations under clause 4.3 or clause 4.4 (as the case may be) on the Completion Date, the non-defaulting party may (at its absolute discretion):

(a)	defer Completion to a date not more than [***] after the Completion Date (such that the provisions of this clause 4 shall apply to Completion as so deferred); or

(b)	terminate this Agreement by giving notice to the defaulting party in writing.

5.	POST-COMPLETION OBLIGATIONS

5.1	Obligations of the Seller

(a)

The Seller undertakes to the Purchaser to procure the performance and observance of those matters listed in Schedule 4, and in all other provisions of this Agreement requiring the performance or observance of any matter by the Seller after Completion.

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(b)	The Seller undertakes to the Purchaser to procure that it shall at the cost of the Seller:

(i)	in accordance with the Programme Transfer Plan, submit the required filings, form or application required to be submitted by it to transfer the Product Registrations to the Purchaser; and

(ii)	take such actions as are reasonably necessary to ensure that the Product Registrations are transferred to the Purchaser in accordance with the Programme Transfer Plan.

(c)

Following the Completion Date and for a period of [***] thereafter, the Seller shall use Commercially Reasonable Efforts (as defined in this clause 5.1(c) below) to provide to the Purchaser, upon the Purchaser’s request and solely in connection with the Purchaser’s filing of an IPO in the USA, the Requested Information (without any liability therefor) to the extent required to comply with applicable U.S. securities law; provided that the Purchaser acknowledges that the Seller is not required to provide to the Purchaser any specific Requested Information as, until such Requested Information is actually requested, the Seller cannot confirm whether such Requested Information exists, or exists in the form or manner in which it may (or may not) ultimately be requested from the applicable Regulatory Authorities. The Purchaser agrees to consult with the Seller in advance of filing for an IPO and to reasonably agree upon language in any filings and correspondence between the Purchaser and the regulatory authorities regarding the Requested Information, and will reasonably incorporate Seller’s comments regarding any discussions or correspondence with the applicable regulatory authorities with respect to the Requested Information. For the purposes of this clause 5.1(c) “Commercially Reasonable Efforts” shall mean the provision by the Seller [***]. The Seller shall provide the aforementioned [***] of time within a reasonable period of time following the request from the Purchaser. In the event that the agreed-upon Requested Information cannot be compiled within the aforementioned [***], the Seller and the Purchaser shall discuss, in good faith, the steps necessary for the provision of the Requested Information, [***]

(d)	The Seller will use reasonable efforts to conduct the activities allocated to the Seller as set forth in Schedule 1 to the Transition Services Agreement.

(e)

The Seller shall promptly send any correspondence received from a Regulatory Authority ([***]) relating to a Programme to the Purchaser and in all circumstances will promptly consult with the Purchaser on the Seller’s proposed response (if required). The Seller agrees to act in accordance with the Purchaser’s reasonable instructions unless to do so would conflict with the Seller’s obligations under the Product Registrations or applicable laws or regulations.

5.2	Obligations of the Purchaser

(a)	Transfer of Product Registrations

The Purchaser undertakes to the Seller to procure that, as soon as reasonably practicable following the transfer of the Product Registrations, and in any event within [***] thereof, it shall (i) apply to vary any such existing Product Registrations to the extent necessary to remove all reference to any Seller’s Marks from Strimvelis, in each case such application(s) to be made to the appropriate Regulatory Authority; and (ii) take all actions necessary or advisable to ensure that the variations to any such existing Product Registrations are obtained; and (iii) take such other actions as may be required to effect such transfer. Save to the extent any Losses are caused as a result of: (i) the Seller breaching its obligations set out in clause 5.1(b); or (ii) any act or omission by the Seller, or failure by the Seller to comply with the Purchaser’s reasonable instructions, in respect of effecting the transfer of the Product Registrations, the Purchaser shall indemnify the Seller Protected Parties for any Losses incurred by the Seller Protected Parties arising directly from the Product Registrations remaining in the Seller’s or its Affiliate’s name during the period from Completion until the completion of the transfer of Product Registrations pursuant to this clause 5.2(a).

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(b)	Development, Commercialisation and Marketing of the WAS Royalty Product

(i)

The Purchaser shall use its Best Endeavours to file an MAA for the WAS Royalty Product in the USA by the [***] anniversary of the Completion Date provided that the obligation to utilise Best Endeavours shall not include an obligation to initiate and/or conduct new clinical studies [***] in relation to the WAS Royalty Product if additional studies are required by any Regulatory Authority as a condition to approval. For the avoidance of doubt, once the Purchaser has filed an MAA for the WAS Royalty Product in the USA in accordance with this paragraph 5.2(b)(i), it shall have no further obligations pursuant to this paragraph;

(ii)

The Purchaser shall use its Commercially Reasonable Efforts to file an MAA for the WAS Royalty Product in the EU. Following receipt of the applicable Product Registration for the WAS Royalty Product, the Purchaser shall use Commercially Reasonable Efforts to maintain the applicable Product Registration with respect to the WAS Royalty Product and to market, sell and promote the WAS Royalty Product for the duration of the Royalty Term; and

(iii)	The obligations set forth in clause 5.2(b)(i) and 5.2(b)(ii) are separate from and in addition to any obligations of the Purchaser under the Telethon-HSR Agreement.

(c)	Development, Commercialisation and Marketing of an MLD Royalty Product

(i)

The Purchaser shall use its Best Endeavours to file an MAA for the MLD Royalty Product in at least one of either the EU or the USA by [***] provided that the obligation to utilise Best Endeavours and Commercially Reasonable Efforts shall not include an obligation to initiate or conduct new clinical studies ([***]) of the MLD Royalty Product if additional studies are required by any Regulatory Authority as a condition to the approval. For the avoidance of doubt, once the Purchaser has filed an MAA for the MLD Royalty Product in at least one of either the EU or the USA in accordance with this paragraph 5.2(c)(i), it shall have no further obligations pursuant to this paragraph;

(ii)

The Purchaser shall use its Commercially Reasonable Efforts to file an MAA for the MLD Royalty Product in the other jurisdiction (being either the EU or the USA depending on where the application is filed pursuant to paragraph (i)) by [***]; and (ii) Commercially Reasonable Efforts following receipt of the applicable Product Registration for the MLD Royalty Product to maintain the applicable Product Registration with respect to the MLD Royalty Product and to market, sell and promote the MLD Royalty Product for the duration of the Royalty Term provided that the obligation to utilise Commercially Reasonable Efforts shall not include an obligation to initiate and/or conduct new clinical studies ([***]) in relation to the MLD Royalty Product if additional studies are required by any Regulatory Authority as a condition to approval; and

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(iii)	The obligations set forth in clause 5.2(c)(i) and 5.2(c)(ii) are separate from and in addition to any obligations of the Purchaser under the Telethon-HSR Agreement.

(d)	Development, Commercialisation and Marketing of the Beta-Thal Royalty Product

The Purchaser shall use its Commercially Reasonable Efforts to develop and file an MAA for the Beta-Thal Royalty Product. Following receipt of the applicable Product Registration for the Beta-Thal Royalty Product, the Purchaser shall use Commercially Reasonable Efforts to maintain the applicable Product Registration(s) with respect to such Beta-Thal Royalty Product and to market, sell and promote the Beta-Thal Royalty Product for the duration of the Royalty Term. The obligations set forth in this clause 5.2(d) are separate from and in addition to any obligations of the Purchaser under the Telethon-HSR Agreement.

5.3	Royalty and Milestone Payments

(a)	General

In consideration for the licence of the Licensed Know-How, the Purchaser shall pay to the Seller, the following non-refundable royalties and milestone payments in the manner and at the rates set forth below. Royalties and milestone payments shall be calculated from the date of First Commercial Sale of a Royalty Product (save as expressly set out in this Agreement), and shall be calculated on a country-by-country and product-by-product basis.

Royalties may be deferred solely in accordance with the provisions of clause 5.3(g).

(b)	Royalties owed on ADA-SCID Royalty Product

Subject to clause 5.3(f), the Purchaser shall pay to the Seller a [***] royalty on the combined annual Net Sales of ADA-SCID Royalty Products during the Royalty Term from the Completion Date.

(c)	Royalties owed on the WAS Royalty Product

Subject to clause 5.3(f), the Purchaser shall pay to the Seller royalties in respect of the WAS Royalty Product at the following tiered royalty rates during the Royalty Term from the date of First Commercial Sale of the WAS Royalty Product:

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Cumulative Net Sales of the WAS Royalty Product:	Applicable Royalty Rate (% of Net Sales):
On aggregate Cumulative Net Sales of the WAS Royalty Product less than or equal to [***]	[***]

On aggregate Cumulative Net Sales of the WAS Royalty Product greater than [***]	[***]

Example. For clarity, the royalties payable pursuant to clause 5.3(c) are intended to operate on a cumulative basis. This means, for example, that if aggregate Cumulative Net Sales of the WAS Royalty Product within the Royalty Term exceed [***], then the Purchaser will pay the Seller a royalty of [***] on all future sales of the WAS Royalty Product.

(d)	Royalties and Milestones owed on the MLD Royalty Product

Subject to clause 5.3(f), the Purchaser shall pay to the Seller royalties in respect of the MLD Royalty Product at the following tiered royalty rates during the Royalty Term from the date of First Commercial Sale of the MLD Royalty Product:

Cumulative Net Sales of the MLD Royalty Product:	Applicable Royalty Rate (% of Net Sales):
On aggregate Cumulative Net Sales of the MLD Royalty Product less than or equal to [***]	[***]

On aggregate Cumulative Net Sales of the MLD Royalty Product greater than [***]	[***]

Example. For clarity, the royalties payable pursuant to clause 5.3(d) are intended to operate on a cumulative basis. This means, for example, that if aggregate Cumulative Net Sales of the MLD Royalty Product within the Royalty Term exceed [***], then the Purchaser will pay the Seller a royalty of [***] on all future sales of the MLD Royalty Product.

The Purchaser shall also pay to the Seller the following non-refundable milestone payments in respect of the MLD Royalty Product on achievement of the following milestones:

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MLD Net Sales Milestone Event:	Milestone Payment
First year in which annual Net Sales of the MLD Royalty Product are greater than [***]	[***]

First year in which annual Net Sales of the MLD Royalty Product are greater than [***]	[***]

(e)	Royalties and Milestones owed on the Beta-Thal Royalty Product

The Purchaser shall pay to the Seller royalties in respect of the Beta-Thal Royalty Product at the following tiered royalty rates during the Royalty Term from the date of First Commercial Sale of the Beta-Thal Royalty Product:

Annual Net Sales of the Beta-Thal Royalty Product:	Applicable Royalty Rate (% of Net Sales):
On aggregate annual Net Sales of the Beta-Thal Royalty Product less than or equal to [***]	[***]

On aggregate annual Net Sales of the Beta-Thal Royalty Product greater than [***] but less than or equal to [***]	[***]

On aggregate annual Net Sales of the Beta-Thal Royalty Product greater than [***]	[***]

Example. For clarity, the royalties payable pursuant to clause 5.3(e) are intended to operate on an incremental basis. This means, for example, that if annual Net Sales of the Beta-Thal Royalty Product in a given calendar year are [***] then the Purchaser will pay the Seller a royalty of [***] on the first [***] of Net Sales of the Beta-Thal Royalty Product, [***] on the next [***] of Net Sales of the Beta-Thal Royalty Product and [***] on the next [***] of Net Sales of the Beta-Thal Royalty Product making a total payment of [***].

The Purchaser shall also pay to the Seller the following non-refundable milestone payments on achievement of the following milestones with respect to the Beta-Thal Royalty Product:

Beta-Thal Net Sales Milestone Event:	Milestone Payment
First year in which annual Net Sales of the Beta-Thal Royalty Product are greater than [***]	[***]

First year in which annual Net Sales of the Beta-Thal Royalty Product are greater than [***]	[***]

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(f)	Biosimilar Competitive Product

(i)

In the event that the market share of a Biosimilar Competitive Product to a particular Royalty Product is equal to or greater than [***] of the total market for the applicable product (as determined on a Biosimilar Region to Biosimilar Region and Royalty Product by Royalty Product basis) (the “Product Market”), as determined in accordance with 5.3(f)(ii) below, then the Purchaser’s obligation to pay royalties to the Seller as set forth in this Agreement shall be reduced to [***] of the royalty payments that would have otherwise been due in the absence of such Biosimilar Competitive Product.

(ii)	The parties agree that the Product Market shall be determined as follows:

(A)

the Purchaser (acting reasonably) shall submit a written proposal to the Seller demonstrating how it has calculated the Product Market (the “Product Market Proposal”). If applicable, the Purchaser will include a proposal regarding the inclusion or exclusion of treatments provided under a compassionate use or equivalent program.

(B)

within [***] of receiving the Product Market Proposal, the Seller shall confirm to the Purchaser in writing (with reasonable details if it rejects) whether it accepts or rejects the Product Market Proposal;

(C)

if the Seller accepts the Product Market Proposal, then royalties shall be paid in respect of the relevant Royalty Product in accordance with clause 5.3(f)(i) above. If the Seller rejects the Product Market Proposal then the following provisions of this clause 5.3(f)(ii)(C) shall apply:

(i)	the parties shall discuss and agree in good faith what, if any, amendments to the Product Market Proposal should be made.

(ii)

If no agreement is reached (or no discussion takes place) within [***], then either the Seller or Purchaser may by notice to the other require an Expert be appointed in accordance with clause 32 to determine the Product Market.

(g)	Deferred Royalty Payments

(i)

The Purchaser shall have the option to defer royalty payments arising for WAS Royalty Products and MLD Royalty Products that are otherwise owed to the Seller under this Agreement, on such Royalty Product by such Royalty Product basis, for a period up to [***] from the date of the First Commercial Sale of each such Royalty Product only as set out in clause 5.3(g)(iv) to enable the Purchaser to prioritise its available capital to develop and exploit such MLD Royalty Product and WAS Royalty Product, as applicable, to the maximum extent possible. In the event the Purchaser wishes to exercise this deferment option it shall provide written notice on a Royalty Product by Royalty Product basis to the Seller on or prior to the date [***] following the First Commercial Sale of the relevant MLD Royalty Product or WAS Royalty Product (a “Deferment Notice”).

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(ii)

Each Deferment Notice shall be accompanied by a written statement setting out sufficient information to demonstrate that such deferment is necessary and in the best interests of the development and commercialisation of the WAS Royalty Products or MLD Royalty Products (as appropriate) as demonstrated by supporting evidence provided by the Purchaser of its plans to build the necessary commercial (including manufacturing) infrastructure supporting the launch of such WAS Royalty Product or MLD Royalty Product. A Deferment Notice may only be rejected by the Seller if the Seller has reasonable grounds for determining that the deferment is not necessary for the building of the necessary commercial infrastructure as aforesaid for the WAS Royalty Product or the MLD Royalty Product (as appropriate). In such circumstances the Seller shall provide the Purchaser with details of its concerns in writing within [***] of the date of receipt of the relevant Deferment Notice. If the Seller objects to the deferment in accordance with this clause 5.3(g)(ii) the parties shall discuss in good faith, but in the event no agreement is reached within [***], then either the Seller or Purchaser may by notice to the other require an Expert be appointed in accordance with clause 32.2 to determine whether the Purchaser has satisfied its obligations under this clause 5.3(g) and to determine whether the Seller has acted reasonably in objecting to the Deferment Notice. The parties agree that:

(A)	[***];

(B)	[***].

(iii)

Following receipt of a Deferment Notice, in the event that the Seller does not object to the Deferment Notice, or has objected to the Deferment Notice in accordance with paragraph (ii) of this clause 5.3(g) and the parties have subsequently agreed or the Expert has so determined, the payment of each royalty payment due in respect of the WAS Royalty Product or the MLD Royalty Product, as applicable, due with respect to Net Sales in the period of [***] from the date of the First Commercial Sale shall be deferred until the date [***] following the date on which each such royalty payment would otherwise have been payable in accordance with clauses 5.3(c) and 5.3(d).

(iv)

Each such deferred royalty payment shall be due and payable in full on the date which is [***] following the date on which each such royalty payment would otherwise have been payable provided that the Purchaser may repay any or all amounts which have been deferred on the last day of any earlier [***] by giving written notice to the Seller on [***].

(v)

At all times while the payment of any royalties are deferred, the Purchaser shall provide the Seller with [***] reports of Net Sales in respect of the WAS Royalty Product and/or the MLD Royalty Product (as appropriate) (as set forth in clause 5.3(h)(i) below) made during each [***] with a calculation of the royalties being deferred during such [***].

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(vi)	Deferred royalty payments shall carry an interest charge at the Default Rate from the date such royalties would otherwise have been due until the date of repayment of the royalties by the Purchaser.

(vii)

For the avoidance of doubt, nothing set forth in this clause (g) shall be construed to grant the Purchaser any deferral of any royalty or other payments that the Purchaser may otherwise owe to a third party with respect to a Royalty Product, including without limitation any such amounts that may be owed by the Purchaser to Telethon-HSR.

(h)	Royalty and Milestone Reports and Payment

(i)

The Purchaser shall provide to the Seller a written report on a [***] basis showing on a Royalty Product-by-Royalty Product and country-by-country basis, for all Royalty Product sold in the Territory during the previous [***], the Net Sales and royalty payments due during that [***] (“Royalty Reports”). Royalty Reports shall be due on the [***] following the close of each [***] except that Royalty Reports for the [***] ending on [***] shall be due on the [***] day following the close of that [***]. Royalties shown to have accrued during the relevant [***] shall be due on the date such Royalty Report is due and shall be paid in accordance with clause 5.3 (j).

(ii)

The Purchaser shall provide to the Seller a written report on a [***] basis showing on a Royalty Product-by-Royalty Product, for all Royalty Product sold in the Territory during the previous [***], the Net Sales and the milestone payments due during that [***] (“Milestone Reports”). Milestone Reports shall be due on the [***] day following the close of each [***]. Milestones shown to have accrued during the relevant [***] shall be due on the date such Milestone Report is due and shall be paid in accordance with clause 5.3(j).

(iii)

Any Royalty Report or Milestone Report shall be deemed accepted by the Seller, if it does not deliver a notice of objection pursuant to clause 5.3(i) upon the expiration of the [***] period referred to in clause 5.3(i) (“Report Acceptance Date”).

(i)	Disputed Royalty Statement.

(i)

If the Seller determines to dispute a Royalty Report or a Milestone Report, then Seller shall, within [***] after receipt of a Royalty Report or a Milestone Report, provide notice in writing to the Purchaser specifying in detail the reasons for such dispute;

(ii)

if the Seller delivers a notice in accordance with clause 5.3(i) (i) the parties shall attempt in good faith, for a period of not less than twenty (20) Business Days following receipt by Purchaser of such notice, to resolve the dispute specified in the notice concerning the Royalty Report or Milestone Report;

(iii)

if the parties are unable to resolve any dispute arising in connection with such Royalty Report or Milestone Report during the twenty (20) Business Day period referred to above, then at the request of either party, the matter may be referred to an independent certified public accountant for resolution for determination in accordance with clause 13.2. The date on which such determination is issued to the parties shall be the “Determination Date”.

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(j)	Payment

Within [***] of the Report Acceptance Date or (where applicable) the Determination Date, the Seller shall provide the Purchaser with a valid VAT invoice for any relevant VAT properly chargeable in respect of the relevant royalty payment or milestone payment. Within [***] of receipt of such invoice, the Purchaser shall transfer to the Seller the relevant payment (if any) by wire transfer of immediately available funds, in GBP, to the account details set out in paragraph 2 of Schedule 4 or to such other account as the Seller may notify the Purchaser from time to time provided that, for the avoidance of doubt, if a royalty payment is deferred following provision of a Deferment Notice under clause 5.3(g)(i), no amount shall be payable by the Purchaser (including in respect of VAT) until the later of (i) [***] and (ii) [***].

(k)	Non-Refundable

It is agreed by the parties that all royalty payments and milestone payments made under this Agreement are intended to be and shall be non-refundable. Notwithstanding the foregoing, a party may bring and/or enforce a claim, action, judgment or decision alleging or confirming that some or all royalty payments or milestone payments should be repaid, have been overpaid, were not payable, or any other analogous matter relating to the calculation and payment of such royalties and/or milestone payments (as the case may be).

(l)	Patient Access

(i)

Notwithstanding the Purchaser’s development of OTL-101 (which the Seller acknowledges), the Purchaser shall use its Best Endeavours to maintain the Product Registrations in the EU for Strimvelis in existence as at the Completion Date (and shall apply to renew the Product Registration for Strimvelis no later than the fifth anniversary of the date of such Product Registration) and continue to make Strimvelis available at San Raffaele Hospital (which shall include taking such steps as are reasonably required to ensure that each eligible patient who is referred for treatment with Strimvelis may proceed to treatment in a timely manner) to all patients eligible for treatment for whom Strimvelis will be reimbursed (i) until such time that an alternative viable Gene Therapy Product which has received all required Product Registrations in the EU and is commercially available for patients in the EU; (ii) notwithstanding (i), at all times at the San Raffaele Hospital, provided it is administered to at least [***] patients in the immediately preceding Testing Period who are entitled to receive reimbursement for the provision of Strimvelis.

(ii)	In respect of the price set for reimbursement of Strimvelis in the EU as at the Completion Date, [***].

(iii)	[***].

Nothing set forth in this clause 5.3 (l) shall be construed as a waiver of any obligation assumed by the Purchaser under the Telethon-HSR Agreement.

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(m)	Further Obligations of the Purchaser

Further, the Purchaser undertakes to the Seller to procure the performance and observance of those matters listed in Schedule 4.

The Purchaser shall ensure that all transactions related to the Assets and the transactions contemplated by this Agreement are accurately recorded in all material respects on its books and records in accordance with the Purchaser’s internal accounting practices and controls, which are reasonably designed to ensure that it maintains no off-the-books accounts.

5.4	Notification of Change of Control or IPO

The Purchaser shall notify the Seller in writing promptly following any Change of Control including brief details of the proposed transaction. For the avoidance of doubt, this obligation shall not require the Purchaser to obtain the prior consent of the Seller prior to any Change of Control.

5.5	Restrictions on Assignment

(a)

The Purchaser shall not, prior to [***], subject to clause 5.5 (e) and the terms of the Telethon-HSR Agreement, terminate development or commercialisation activities, or terminate the licence under the Telethon-HSR Agreement, under or with respect to the WAS Programme, the MLD Programme and/or Strimvelis without the prior written consent of the Seller.

(b)

Subject to clause 5.5 (e) and the terms of the Telethon-HSR Agreement, the Purchaser shall not prior to [***] licence or further assign, sell, or transfer the development and commercialisation of Strimvelis, any WAS Royalty Product or MLD Royalty Product or any of its rights pursuant to such products or rights or obligations pursuant to the WAS Programme, the MLD Programme, or the ADA-SCID Programme without the prior consent of the Seller, such consent not to be unreasonably withheld (for avoidance of doubt, the Seller may reasonably withhold consent if the Seller believes that the proposed licensee or assignee or purchaser would be unable to satisfactorily meet the obligations with respect to such Programme under this Agreement).

(c)	Subject to the terms of the Telethon-HSR Agreement, the Purchaser may at any time sublicense or transfer rights for the Beta-Thal/Sickle Cell Programme.

(d)

Following the [***] (and at any time with respect to the Beta-Thal/Sickle Cell Programme as provided in clause 5.5 (c)) and subject to the terms of the Telethon-HSR Agreement, the Purchaser may licence or transfer the development and commercialisation of Strimvelis, the WAS Royalty Product, the MLD Royalty Product, the Beta-Thal/Sickle Cell Programme or its rights and obligations with respect to the WAS Programme, the MLD Programme, Beta-Thal/Sickle Cell Programme or the ADA-SCID Programme, excluding for this purpose OTL-101 (each, an “Assignment Transaction”) provided that:

(i)	[***]; and

(ii)	[***]

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The Purchaser shall pay any amounts owing to the Seller pursuant to this clause 5.5(d)(ii) shall pay any amounts within [***] of the date such amount is actually received by the Purchaser or its Affiliate as the case may be.

For the purposes of this clause, pivotal study shall mean a clinical study that is undertaken on the number of patients recommended by the FDA or the European Medicines Agency (as the case may be) as sufficient to support a filing of an application for a MAA on the assumption that the primary end point of the clinical study is met and which study is in other material respects designed to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the relevant Programme.

(e)

Notwithstanding clauses 5.5(a) to (d) and clause 30.1, the Purchaser may contract with suppliers, distributors, manufacturers, contract sales organisations, contract research organisations or other third parties in support of its activities pursuant to the Programmes, or enter into arrangements with a third party for the furtherance of its development activities pursuant to the Programmes, in each case without the prior consent of the Seller; provided that the Purchaser shall remain responsible for the performance of its obligations hereunder by any such third party and provided that the Seller’s liability to the Purchaser shall not be greater than if such assignment had not taken place.

6.	APPORTIONMENTS

6.1	Apportionment of periodical charges and outgoings

All periodical amounts paid or payable under any of the Business Contracts shall be apportioned on a time basis so that such part of the relevant charges and outgoings as is attributable to the period ended on the Completion Date shall be borne by the Seller and such part of the relevant charges and outgoings as is attributable to the period commencing on the day immediately following the Completion Date shall be borne by the Purchaser.

6.2	Apportionment of periodical receipts

All periodical receipts relating to the Assets including but not limited to:

(a)	all periodical amounts, [***], received or receivable under any of the Business Contracts but excluding, for the avoidance of doubt, any upfront or milestone payments; and

(b)	all rents and licence fees relating to or receivable in respect of the Assets,

shall be apportioned on a time basis so that such part of the relevant income and receipts as is attributable to the period ended on the Completion Date shall belong to the Seller and such part of the relevant payments and receipts as is attributable to the period commencing on the day immediately following the Completion Date shall belong to the Purchaser provided that any receipt or payment in respect of VAT shall belong to the party treated as making the supply for VAT purposes to which the receipt or payment relates.

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6.3	Agreement of apportionments

As soon as reasonably practicable after the Completion Date, the Seller shall draw up and submit to the Purchaser a statement of: (i) the apportionments referred to in clauses 6.1 and 6.2; and (ii) the balance owing by one party to the other in respect of the same. The Purchaser shall have [***] from receipt of such statement to either (i) notify the Seller of its agreement with such statement; or (ii) send to the Seller a revised statement (and if the Purchaser does not send to the Seller such revised statement within [***], the Purchaser shall be taken to have agreed to the statement submitted to it by the Seller). The Seller and the Purchaser shall use their respective reasonable endeavours to agree any revised statement as far as possible. If, within [***] of receipt, the Seller has not agreed to all or part of the revised statement submitted to it by the Purchaser, either party may refer the disputed amount for determination in accordance with the procedure detailed in clause 13.2. Payment of the balance agreed, or determined pursuant to clause 13.2 (including partial payment of amounts relating to undisputed portions of the relevant statement), shall be made within [***] after such agreement or determination.

7.	RESPONSIBILITY FOR LIABILITIES

7.1

The Purchaser shall be responsible for, shall pay, perform and discharge and shall indemnify the Seller Protected Parties against all debts, liabilities and obligations of the Seller under the Business Contracts, to the extent such obligations are (i) required to be paid or performed after the Completion Date or (ii) accrue and relate to ownership of the Assets in the period starting on the Completion Date (other than the Retained Liabilities) and following thereafter and all Losses suffered by the Seller Protected Parties as a result of the failure of the Purchaser to perform such debts, liabilities and obligations (the “Assumed Liabilities”). In addition, the Purchaser shall be responsible for, shall pay, perform and discharge and shall indemnify the Seller Protected Parties against all debts, liabilities and other obligations of the Purchaser and its Affiliates which relate to the ownership of the Assets in the period on and after the Completion Date and all Losses suffered by the Seller Protected Parties as a result of the failure of the Purchaser to perform such debts, liabilities and obligations after the Completion Date.

7.2

The Seller shall be responsible for and shall indemnify the Purchaser Protected Parties against all debts, liabilities and obligations of the Seller and its Affiliates which relate to or arise from the ownership of the Assets in the period up to and including the Completion Date (other than the Assumed Liabilities) (“Retained Liabilities”) and all Losses suffered by the Purchaser Protected Parties as a result of the failure of the Seller or its Affiliates to perform such debts, liabilities and obligations.

7.3

The Purchaser will pay, satisfy, discharge and fulfil all claims and demands (“Purchaser Demands”) relating to any Assumed Liability. If the Seller becomes aware that the Purchaser has failed to discharge any such Purchaser Demand, it may give notice of that fact to the Purchaser and the Purchaser shall provide reasonable evidence within [***] that the Purchaser Demand has been settled.

7.4

The Seller will pay, satisfy, discharge and fulfil all claims and demands (“Seller Demands”) relating to any Retained Liability. If the Purchaser becomes aware that the Seller has failed to discharge any such Seller Demand, it may give notice of that fact to the Seller and the Seller shall provide reasonable evidence within [***] that the Seller Demand in question has been settled.

8.	ACCOUNTS RECEIVABLE

The Seller shall remain responsible for collecting all Seller Accounts Receivable on its own behalf or on behalf of its Affiliates. If after the Completion Date the Purchaser or any of its Affiliates receives a sum in respect of a Seller Accounts Receivable or part thereof, the Purchaser shall hold it, or such part, on trust for the Seller and shall, within [***], pay it to the Seller. If the Seller or any of its Affiliates receives a sum in respect of a Purchaser Accounts Receivable or part thereof incurred in connection with sales of Strimvelis by the Purchaser or its Affiliates after the Completion Date, the Seller shall hold it, or such part, on trust for the Purchaser and shall, within [***], pay it to the Purchaser.

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9.	BUSINESS CONTRACTS

9.1	Assignment of Business Contracts

(a)

In respect of those Business Contracts (other than the Consent Contracts), this Agreement shall constitute an assignment to the Purchaser of the benefit of and the assumption of the debts, liabilities and obligations (in accordance with clause 7.1) under all such Business Contracts with effect from the Completion Date.

(b)

In respect of those Consent Contracts, this Agreement shall constitute an assignment of the benefit of and the assumption of the debts, liabilities and obligations (in accordance with clause 7.1) under any such Consent Contract with effect from the later of the Completion Date and any Consent being obtained or the novation of such Business Contract pursuant to clause 9.2.

9.2	Performance and enjoyment of Business Contracts until necessary consent obtained

From Completion until such time a Consent Contract is novated or such Consent is received in respect of such Consent Contract:

(a)

the Seller shall use its Commercially Reasonable Efforts to procure that such Consent Contract is novated or such Consent is obtained, and the Purchaser shall co-operate with the Seller for such purpose (including the entering into of such assignment or novation on terms reasonably satisfactory to the parties as may be necessary);

(b)

unless and until any such Consent Contract is novated or such Consent is obtained, the Seller shall from Completion hold such Consent Contract on trust for the Purchaser and its successors in title and the Purchaser shall from Completion (if such sub-contracting is permissible under the Consent Contract in question and the Purchaser is permitted by applicable law to do so), as the Seller’s sub-contractor, perform all the obligations of the Seller under such Consent Contract and shall indemnify the Seller Protected Parties against any Losses relating to the performance of such Consent Contract after the Completion Date (other than Retained Liabilities) arising as a result of the Purchaser’s performance under any such Consent Contract; and

(c)

unless and until any such Consent Contract is novated or such Consent is obtained, the Seller shall (so far as it lawfully may do so and taking into account its obligations under this Agreement) give such assistance to the Purchaser which the Purchaser may reasonably require.

9.3	Repudiation of Business Contracts

No effect shall be given to clauses 9.2(b) and 9.2(c) if there is a material risk that the relevant Consent Contract would be treated as repudiated by the other party thereto or if the Seller would be in breach of its obligations under such Consent Contract to the other party thereto if effect were given thereto; provided that this clause 9.3 shall not relieve the Seller of its obligations under clause 9.2(a).

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9.4	Termination of Business Contracts not assigned

At any time prior to the date on which a Consent is obtained for the assignment of a Consent Contract or such Consent Contract is novated, the Purchaser may elect by written notice to the Seller to withdraw its election to assume such Consent Contract and upon receipt of such election the Seller shall terminate such Consent Contract in accordance with clause 9.6.

9.5	No reduction in consideration for failure to obtain necessary consents

In the event that any Consent Contract is not novated or such Consent is not obtained, no reduction shall be made to the Consideration.

9.6	Cut-off date

In the event that any Consent Contract is not novated or such Consent is not obtained within six [***] after the Completion Date, then the provisions of clause 9.2(b) shall cease to apply then, at the election of the Seller, such Consent Contract shall cease to be a Consent Contract to be assigned to the Purchaser pursuant to this Agreement and the Seller shall be entitled, at the Seller’s expense, to terminate such Consent Contract without any liability to the Purchaser therefor.

9.7	Payments

To the extent that any payment is made to the Seller after the Completion Date in respect of a Business Contract, which payment relates to the period following the Completion Date, the Seller shall receive the same as trustee and shall pay the amount of such payment to the Purchaser within [***] of receipt.

9.8	Telethon-HSR Agreement

Nothing in this Agreement shall amend, vary or relieve the Purchaser from any liability under the Telethon-HSR Agreement.

9.9	Unexecuted Contracts

As of the Completion Date the Unexecuted Contracts have been executed by the Seller or its Affiliate and sent to Telethon-HSR for signature but have yet to be executed by Telethon-HSR. The Parties agree that in the event Telethon-HSR executes any Unexecuted Contract within the period ending [***] following the Completion Date, such Unexecuted Contract shall become a Business Contract and shall be automatically assigned hereunder. If at the end of such [***] period any Unexecuted Contract remains unexecuted by Telethon-HSR the Seller shall be entitled to terminate such contract in accordance with clause 9.6. Further, the Seller agrees to promptly notify the Purchaser in writing upon becoming aware of the execution by Telethon-HSR of any Unexecuted Contracts.

10.	EMPLOYEES

10.1	No Transfer

The parties acknowledge and agree that there are no employees of the Seller or any third party wholly or mainly assigned to the Assets. Accordingly, it is not envisaged that the Transfer Regulations will apply on or with effect from Completion so as to transfer the employment of any employees from the Seller or any third party to the Purchaser pursuant to the Transfer Regulations or otherwise with effect from Completion.

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10.2	Undisclosed Employees

If any person employed or formerly employed by the Seller, any Affiliate of the Seller or any third party engaged by the Seller or any Affiliate (each a “Seller Affiliate”) is found to have become, or alleges that he or she has become an employee of the Purchaser, any Purchaser Affiliate or any third party engaged by or on behalf of the Purchaser or any Affiliate of the Purchaser on or after Completion as a result of the operation of the Transfer Regulations or otherwise (an “Undisclosed Employee”), then:

(a)

the Purchaser will upon becoming aware of any Undisclosed Employee and no later than [***] from Completion, notify the Seller in writing and a Seller Affiliate may, within [***] of Purchaser’s written notification (“Opportunity Period”), offer employment to the Undisclosed Employee to take effect on the termination of the Undisclosed Employee’s employment with the Purchaser or Purchaser Affiliate (as applicable);

(b)

if no Seller Affiliate makes an offer of employment to the Undisclosed Employee during the Opportunity Period or the Undisclosed Employee does not accept the offer of employment from the Seller Affiliate during the Opportunity Period, the Purchaser or any Purchaser Affiliate (as applicable) may lawfully and properly terminate the employment of the Undisclosed Employee within [***] of the expiry of the Opportunity Period. In effecting and prior to such dismissal the Purchaser or any Purchaser Affiliate (as applicable) shall consult with and take into account the lawful and reasonable directions of the Seller;

(c)

where the Purchaser has given written notification and the Purchaser or any Purchaser Affiliate terminates the employment of the Undisclosed Employee, the Seller shall indemnify the Purchaser and hold the Purchaser harmless (for itself and lawfully on behalf of each Purchaser Affiliate) against all Losses incurred by the Purchaser or any Purchaser Affiliate arising out of the employment and such termination of any Undisclosed Employee (excluding any liabilities for discriminatory acts or omissions by the Purchaser or any Purchaser Affiliate); and

(d)

if the Undisclosed Employee accepts the Seller Affiliate’s offer of employment then the Seller Affiliate shall inform the Purchaser or Purchaser Affiliate (as applicable) within [***] after such acceptance and the Purchaser or Purchaser Affiliate (as applicable) shall immediately release him or her from his or her employment and shall waive any right to notice of termination.

11.	INTELLECTUAL PROPERTY

11.1	Business Intellectual Property

At Completion, the entire beneficial ownership of the Seller and its Affiliates in the Business Intellectual Property shall transfer from the Seller to the Purchaser (or such of the Purchaser’s Affiliates as it shall designate), subject only to such filings and recordings as shall be necessary for the Purchaser (or such of the Purchaser’s Affiliates as it shall designate) to become the legal, recorded or registered holder of such Business Intellectual Property. The Seller and the Purchaser have executed and delivered the Trade Mark and Domain Name Assignment to effect such

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transfer. The Purchaser shall, at its own expense, file the Trade Mark and Domain Name Assignment and make such other required filings in respect of the Business Intellectual Property with the competent registrars, as it may deem necessary. The Purchaser shall bear the costs of registration and any transfer taxes or stamp duties resulting from the assignment and transfer of the Business Intellectual Property.

11.2	Licence Grants

The Seller hereby grants to the Purchaser, with effect from the Completion Date:

(a)	an exclusive, worldwide, sub-licensable licence to the Patient-Level Clinical Data;

(b)	an exclusive, worldwide, sub-licensable, licence to the Licensed Know-How in the Field for use in connection with the Programmes; and

(c)	a non-exclusive, worldwide, sub-licensable licence to the Know-How constituting Other Seller IP in the Field for use in connection with the Programmes..

The Purchaser undertakes to use or sub-licence the Licensed Know-How or the Other Seller IP solely in connection with the Programmes.

11.3	Forum Meetings

(a)

The Purchaser and the Seller shall meet at least [***] at times and places as agreed by the Alliance Managers (as defined in clause 17.1) of each party to discuss scientific progress of the Programmes, technical innovations and regulatory insights developed by the Purchaser and resulting from both the Programmes and the Purchaser’s Programmes that could be of relevance to the Seller and its Affiliates’ ongoing projects in ex vivo gene therapy (e.g., [***]) (“Forum Meetings”). [***]. The Purchaser shall require the attendance at each Forum Meeting of relevant senior managers with an understanding of the Programmes relevant to the agenda of such Forum Meeting. The Seller shall require the attendance at each Forum Meeting of any relevant senior employees which the Seller in its sole discretion considers necessary for the good conduct of such meeting.

(b)

No later than [***] prior to any Forum Meeting the Purchaser shall (if applicable) provide to the Seller a written report summarising any technical innovations and regulatory insights which the Purchaser (acting reasonably) considers to be material (“Disclosure Information”) and which it proposes should to be discussed at the next Forum Meeting in accordance with clause 11.3(b) (the “Disclosure Report”). Each Disclosure Report and any information of either party shared during the Forum Meeting shall be considered the Confidential Information of the party making the disclosure. The Disclosure Report shall include sufficient detail to allow the Seller to determine whether the Disclosure Information should be included in the agenda for discussion at the next Forum Meeting. The Seller will notify the Purchaser within [***] of receipt of the Disclosure Report whether any Disclosure Information should be removed from the agenda for the next Forum Meeting and not shared with the Seller (or alternatively shared under an agreed firewall procedure with a single individual(s) employee of the Seller or its Affiliate).

(c)

The Alliance Managers shall keep accurate and complete confidential minutes of the Forum Meetings. Responsibility for taking such minutes shall alternate between the Parties and draft minutes shall be distributed to the non-drafting Alliance Manager for their review and comments within [***] after the date of each meeting. Any comments on the draft minutes must be provided to the relevant drafting party within [***] after receipt thereof. The Alliance Managers shall in good faith attempt to resolve any disputes as to the content of the minutes as quickly and reasonably as possible so as to have the final agreed-upon version quickly. If, however, the parties cannot agree on the content of the Alliance Manager meeting minutes, it shall be noted that the parties did not agree on the content of the minutes with respect to a specific item and each party’s view shall be noted.

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11.4	Arising IP

(a)	In the event that the Purchaser generates any Arising Programme IP then the Purchaser shall:

(i)	[***]; or

(ii)	[***].

The Purchaser shall use reasonable efforts and act in good faith to present to the Seller such Arising Programme IP. The Purchaser will grant and hereby grants to the Seller and its Affiliates a worldwide, irrevocable, non-exclusive, paid-up, royalty-free, sublicensable (solely as permitted by this paragraph) licence to the Arising Programme IP for use in connection with a GSK Programme outside the Field provided that the Seller or its Affiliate shall only be entitled to sublicense any Arising Programme IP in connection with a GSK Programme outside the Field. Any such licence granted by the Seller or its Affiliate shall include appropriate provisions with respect to the licensee’s duty of confidentiality. The Seller’s rights under the licence which has been granted pursuant to this clause 11.4 shall be subject to clause 14;

(b)	In the event that the Purchaser generates any Purchaser Platform IP, [***]:

(i)	[***]; or

(ii)	[***].

[***].

11.5	Licence-Back

(a)

The Purchaser hereby grants to the Seller, with effect from the Completion Date, a non-exclusive, perpetual, worldwide, sublicenseable (subject to clause 11.5(b)) paid-up, right and licence solely for any purpose outside the Field to use:

(i)	any Know-How related to the Product Registrations, the items referred to in paragraphs (2) and (3) of Exhibit 2 (Commercial Information) or Regulatory Information; and

(ii)

to the extent that it is permitted to do so, any Know-How in existence as at the Completion Date licensed to the Purchaser as a result of the assignment of the MolMed Agreement, the Telethon-HSR Agreement and the [***] for the Seller to continue to benefit from the licences granted pursuant to clauses 3.2-3.3 (inclusive) of the MolMed Agreement, the Telethon-HSR Agreement, and clauses 2.1-2.3 (inclusive) of the [***];

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in each case excluding any Patient-Level Clinical Data.

The Seller’s rights under the licence granted pursuant to this clause 11.5 shall be subject always to the Seller’s compliance with the terms of clause 14. For the avoidance of doubt, the Seller has retained the right to use the Licensed Know-How outside the Field.

(b)

The Seller and its Affiliates shall have no right to grant a sublicence to any Intellectual Property included in the licence granted to the Seller or its Affiliate pursuant to clause 11.5(a) other than in connection with a GSK Programme outside the Field. Any such licence granted by the Seller or its Affiliate shall include appropriate provisions with respect to the licensee’s duty of confidentiality.

11.6	Unblocking-Licence

The Seller hereby grants to the Purchaser, with effect from the Completion Date, a non-exclusive, perpetual, worldwide, sublicenseable, paid-up, right and license to use any Intellectual Property of the Seller protected by a Valid Claim in existence at the Completion Date, which is necessary for the development and commercialisation of (i) Therapeutic Products that were in clinical development pursuant to the Programmes prior to the Completion Date and (ii) Strimvelis. [***]

11.7	Retained Information and Rights

The Seller shall be entitled to retain copies of or, to the extent the Seller is required by applicable law to keep the originals, the originals of, all Regulatory Information, Clinical Data, Commercial Information, and Production Information and the Licensed Know-How for use solely:

(a)	for the Seller’s internal record keeping purposes;

(b)	for reference as required for purposes internal to the Seller and to comply with applicable laws and regulations; and/or

(c)	to the extent required for the Seller to exercise its rights pursuant to clause 11.5;

provided that the Seller shall at all times keep such copies and originals confidential in accordance with clause 16 as if such information were the Confidential Information of the Purchaser and such rights shall be subject to the provisions of clause 14.

12.	PRIORITY REVIEW VOUCHERS

12.1

The Purchaser and its Affiliates shall use their Commercially Reasonable Efforts to obtain Sale PRVs including but not limited to submitting a voucher request in the submission of the applicable biological licensing application.

12.2

The parties agree that the first Sale PRV (if any) legally granted to the Purchaser or its Affiliates shall beneficially belong to the Seller with effect from the Completion Date. The Purchaser shall transfer legal ownership to the first such Sale PRV that it receives to the Seller. The Purchaser shall, at least once every [***], and in any event on reasonable request of the Seller, inform the Seller of the status of any such Sale PRV process. For the avoidance of doubt, other than the first such Sale PRV which shall be subject to the terms of this clause 12.1, the Purchaser or its Affiliates shall retain full ownership of any other PRV(s) obtained at any time, subject to the Seller’s right of acquisition set out in clause 12.3.

*** Confidential Treatment Requested ***

12.3

Following receipt and transfer of the first Sale PRV to the Seller, the Purchaser shall inform the Seller promptly of receipt of any subsequent Sale PRV granted to the Purchaser or its Affiliate relating to a Royalty Product, and the Seller shall following receipt of such notification have the exclusive right to acquire such Sale PRV for [***]. The Seller shall, within [***] of receipt of notice from the Purchaser, either (i) confirm it wishes to acquire the Sale PRV, or (ii) confirm that it does not wish to acquire the Sale PRV provided that if no notice has been received by the Purchaser from the Seller by the end of such [***] period, the Seller shall be considered to have confirmed that it does not wish to acquire the Sale PRV.

12.4	In the event that the Seller wishes to acquire the Sale PRV, it shall do so within [***] of the date of the notice given by the Seller pursuant to clause 12.3. [***]

12.5

If the Seller does not wish to acquire the Sale PRV and in the event of any subsequent sale of the Sale PRV by the Purchaser or its Affiliate to a third party for a price equal to or in excess of [***] and the Purchaser shall within [***] of receipt of such amounts pay to the Seller an amount equal to [***] of any amount actually received by the Purchaser or its Affiliate in excess of [***].

12.6

For the avoidance of doubt if the Seller does not wish to acquire the Sale PRV (as described in clause 12.3 above) the Purchaser shall not be obliged to sell the Sale PRV but may, at its discretion, retain the Sale PRV for its own use.

13.	RECORDS, AUDIT AND AUDIT DISAGREEMENT

13.1	Records and Audit

(a)

Both parties shall ensure that its Affiliates, sub-licensees, distributors, and any other persons (together, the “Audited Entities”) shall keep or cause to be kept complete and accurate records which are relevant to any payment to be made after Completion under this Agreement, including without limitation, records on Net Sales and calculations of royalty payments, milestone payments and Royalty Reports.

(b)

At the request and expense of the Seller, after Completion the Audited Entities shall, upon [***] prior written notice, permit the Seller, its authorised representatives and/or an independent certified public accountant appointed by the Seller, at reasonable times and upon reasonable notice, to examine such records as may be necessary to determine, with respect to any calendar year ending not more than [***] prior to the Seller’s request, the correctness or completeness of any report or payment made under this Agreement provided that the Seller may not exercise its rights pursuant to this clause 13.1(a) more than [***].

(c)

The Seller shall bear the expenses of such independent certified public accountant related to the performance of any such audit, unless such audit discloses a deviation to the detriment of the Seller of more than [***] from the amount of the original report, or payment calculation. In such case, the Purchaser shall bear the full cost of the performance of such audit.

(d)

If such audit reveals that the Audited Entity has failed to accurately report information, and the result was underpayment, the Purchaser shall promptly pay any amounts due to the Seller together with interest on such amount, calculated from the date accruable at the Default Rate. In the event of overpayment, the Seller shall promptly pay any amounts due to the Purchaser together with interest on such amount, calculated from the date accruable at the Default Rate.

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13.2	Audit Disagreement

(a)

If there is a dispute between the parties related to any audit performed pursuant to clause 13.1 or any financial information to be provided under any provision of this Agreement, either party may refer the issue (an “Audit Disagreement”) to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either party, the parties shall comply with the following procedures:

(i)	the party submitting the Audit Disagreement for resolution shall provide written notice to the other party that it is invoking the procedures of this clause 13.2;

(ii)	within [***] of the giving such notice, the parties shall jointly select a recognised international accounting firm to act as an independent expert to resolve such Audit Disagreement;

(iii)

the Audit Disagreement submitted for resolution shall be described by the parties to the independent expert, which description may be in written or oral form, within [***] of the selection of such independent expert;

(iv)	the independent expert shall render a decision on the matter as soon as practicable and no later than [***] from the date of referral to the expert;

(v)

the decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

(b)

All fees and expenses of the independent expert, including any third party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by the party against whom such expert rules.

14.	RESTRICTIVE COVENANTS

14.1

In consideration of the payment of the Consideration, the Seller undertakes to the Purchaser that, except with the consent in writing of the Purchaser, it will not (and will procure that none of its Affiliates or any third party acting on behalf of the Seller or its Affiliates will), carry on any activities in the Field, nor licence any person the Licensed Know-How to carry on activities in the Field, for a period of [***] following Completion.

14.2

The Seller acknowledges on its own behalf and on behalf of each of its Affiliates that it considers the restrictions contained in this clause 14, each of which shall be construed as a separate undertaking, are reasonable in the interests of both the Seller and the Purchaser and are necessary for the protection of the goodwill and Confidential Information relating to the Programmes. Each of the undertakings contained in clause 14.1 is a separate undertaking by the Seller in relation to its interests and shall be enforceable by the Purchaser separately and independently of their rights to enforce any one or more of the other covenants contained in clause 14.1. If any such undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of it were deleted, then such undertaking shall apply with such modifications as may be necessary to make it valid and enforceable.

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14.3

The Purchaser confirms that, as at the Completion Date, it does not currently have, and does not currently intend to initiate, any programme to develop a product which would compete with any of the Royalty Products (excluding OTL-101).

15.	WARRANTIES

15.1	Warranties of the Seller

(a)

The Seller warrants to the Purchaser that the Warranties contained in Schedule 5 are true and accurate as at the Completion Date, subject to any matter fairly disclosed in the Data Room or the Disclosure Letter, in each case with sufficient detail to identify the nature and scope of the matter disclosed. For the avoidance of doubt, any information included in the PowerPoint slide deck dated [***] prepared by the Purchaser for presentation to the Purchaser’s board in connection with the transaction set forth herein shall be deemed to have been fairly disclosed to the Purchaser.

(b)

The Purchaser shall not be entitled to make a Warranty Claim to the extent that a Purchaser Knowledge Party has at the Completion Date actual (but not imputed or constructive) knowledge of the relevant facts or circumstances which may give rise to a Warranty Claim (for this purpose, the “Purchaser Knowledge Parties” shall mean any of the following persons: [***], [***], [***], [***], [***], [***], [***], [***] and [***]).

15.2	Separate and independent warranty

Each of the Warranties shall be construed as a separate and independent warranty and (except where this Agreement provides otherwise) shall not be limited or restricted in its scope by reference to, or inference from, any other term of another Warranty or any term of this Agreement (subject always to the Purchaser not being able to recover more than once in respect of the same loss).

15.3	Knowledge, information and belief and disclosure

Where a warranty is qualified by the expression “to the knowledge of the Seller” or “so far as the Seller is aware” or by a similar expression, such expression shall be deemed to mean the actual knowledge of a Seller Knowledge Party (for this purpose, “Seller Knowledge Party” means any of the following persons: [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***] and [***].)

15.4	Limitations

The Purchaser acknowledges and agrees that:

(a)

notwithstanding anything to the contrary set out in this Agreement, no other statement, promise or forecast made by or on behalf of the Seller may form the basis of, or be pleaded in connection with, any Claim and, the Purchaser acknowledges and agrees that the Seller makes no representation or warranty as to (a) any projections, forecasts, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Assets and the Programmes or their future business and operations or otherwise; or (b) any other information or documents made available to the Purchaser with respect to the Assets and the Programmes;

*** Confidential Treatment Requested ***

(b)

it is an informed and sophisticated person, and has engaged expert advisers experienced in the evaluation and acquisition of assets such as the Assets. The Purchaser has conducted due diligence in relation to the Assets and the Programmes and has been provided with, and has evaluated, such documents and information as it has deemed necessary to enable it to make an informed and rational decision with respect to the execution, delivery and performance of this Agreement;

(c)	at the time of entering into this Agreement it is not actually aware of any breach by the Seller of any Warranty; and

(d)	the Seller’s liability in respect of Warranty Claims is further limited by the provisions of Schedule 6.

15.5	Warranties of the Purchaser

The Purchaser warrants to the Seller as at the Completion Date that:

(a)

the Purchaser and each Affiliate of the Purchaser which is a party to any Transaction Document (“Purchaser Relevant Affiliate”) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its or their incorporation;

(b)

the Purchaser and each Purchaser Relevant Affiliate has obtained all corporate authorisations required to empower it to enter into and to perform its obligations under the Transaction Documents and the execution, delivery and performance by the Purchaser and each Purchaser Relevant Affiliate of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents are within the power and authority of the Purchaser and/or the Purchaser Relevant Affiliates (as applicable);

(c)

neither the execution, delivery and performance of any Transaction Document nor the consummation of the transactions contemplated by the Transaction Documents by the Purchaser or any Purchaser Relevant Affiliate will:

(i)	breach, violate, result in default under, or conflict with the provisions of the constitutional documents of the Purchaser or any Purchaser Relevant Affiliate;

(ii)

contravene or conflict with, or amount to a violation or breach of, any applicable laws or regulations in any relevant jurisdiction to which the Purchaser or any Purchaser Relevant Affiliate is subject; or

(iii)

amount to a violation or default with respect to any relevant order, decree or judgment of any Regulatory Authority or other Governmental Entity in any jurisdiction to which the Purchaser or any Purchaser Relevant Affiliate is a party or by which the Purchaser or any Purchaser Relevant Affiliate is bound; or

(iv)

result in a breach of or constitute a default under any instrument to which the Purchaser or any Purchaser Relevant Affiliate is a party or by which the Purchaser or any Purchaser Relevant Affiliate is bound;

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(d)

the Transaction Documents have been duly executed and delivered by the Purchaser and each Purchaser Relevant Affiliate that is a party thereto (as the case may be) and constitute valid and legally binding obligations of the Purchaser and/or the Purchaser Relevant Affiliate that is a party thereto in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws in effect relating to or affecting creditors’ rights generally;

(e)

no action (including any authorisation, clearance, consent or approval) by or in respect of, or filing with, any Regulatory Authority or other Governmental Entity or any third party is required by the Purchaser or any Purchaser Relevant Affiliate for, or in connection with, the valid and lawful authorisation, execution, delivery and performance by the Purchaser or any Purchaser Relevant Affiliate of the Transaction Documents or the consummation of the transactions contemplated thereby;

(f)

no order has been made and no resolution has been passed for the winding up of the Purchaser or any Affiliate of the Purchaser or for a provisional liquidator or manager to be appointed in respect of the Purchaser or any Affiliate of the Purchaser, no meeting has been convened and, so far as the Purchaser is aware, no petition has been presented for the purposes of the winding up of the Purchaser or any Affiliate of the Purchaser and no other process whereby the business of the Purchaser or any Affiliate of the Purchaser is terminated and the assets of the Purchaser or any relevant Affiliate are distributed amongst its creditors and/or shareholders or any other proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction have taken place, and no events or circumstances analogous to any of the above referred to in this paragraph have occurred in or outside England; and

(g)

the Purchaser acknowledges receipt of the ‘Prevention of Corruption’-Third Party Guidelines and confirms it shall perform its obligations under this Agreement in all material respects in accordance with the principles set out therein.

15.6	No Claim against employees etc

The Purchaser acknowledges and agrees that it has no rights or claim against any director, officer, employee, agent or professional adviser of the Seller or any Affiliate of a Seller (including any person on which or whom it may have relied before agreeing to the terms of this Agreement, the Disclosure Letter or any Transaction Document) and to the extent that any such rights or claim exist, the Purchaser irrevocably and unconditionally waives such claim and releases any director, officer, employee, agent or professional adviser of the Seller and any Affiliate of a Seller from any liability whatsoever in respect of such claim.

16.	ANNOUNCEMENTS, CONFIDENTIALITY AND RETURN OF INFORMATION

16.1	Prior approval of announcements

(a)

The parties agree that the public announcements of the execution of this Agreement shall be substantially in the form of the press releases attached as Part 1 of Schedule 7 and that the final version shall be agreed in writing in advance by each party.

(b)

In addition, the parties recognise that each party may from time to time desire to issue additional press releases and make other public statements or disclosures regarding the subject matter of this Agreement, and hereby agree that such disclosures shall be permitted without the other party’s consent, to the extent that such additional releases (i) update the press releases attached as Schedule 7 or any subsequent press release published in accordance with this clause 16.1; (ii) are based on public information.

*** Confidential Treatment Requested ***

(c)	Any other press release or announcement released publicly and in writing (“Release”) relating to this Agreement or to the performance hereunder shall be subject to the following:

(i)

until [***], the prior written consent of the Purchaser and the Seller shall be required within [***] of receipt of such Release (in each case, such consent not to be unreasonably withheld or delayed). To the extent required, each party shall promptly (and in any event not later than [***] after receipt of a Release) provide any drafting comments to the other party in respect of such Release;

(ii)

from [***], the consent of the Seller (such consent not to be unreasonably withheld or delayed) shall be required within [***] of receipt of such Release only if the Seller is referred to in the Release subject to the exemptions set out in paragraph 16.1(b) provided always that this clause 16.1(c)(ii) shall not apply if the only reference to the Seller is the acknowledgement required by clause 16.1(c)(iii)(A) below. To the extent required, each party shall promptly (and in any event not later than [***] after receipt of a Release) provide any drafting comments to the other party in respect of such Release;

(iii)

from [***], the consent of the Purchaser (such consent not to be unreasonably withheld or delayed) shall be required within [***] of receipt of such Release only if the Purchaser or the Programmes are referred to in the Release, subject to the exemptions set out in paragraph 16.1(b) provided that this clause 16.1(c)(iii) shall not apply if the only reference to the Purchaser is the acknowledgment required by 16.1(c)(B). To the extent required, each party shall promptly (and in any event not later than [***] after receipt of a Release) provide any drafting comments to the other party in respect of such Release, provided, however, that from the Completion Date and continuing past [***]:

(A)	any Release by the Purchaser will contain a statement substantially in the form as set out in Schedule 7, Part 2 which acknowledges the Seller’s and Telethon-HSR’s contributions to the Programmes;

(B)

any Release by the Seller will contain a statement substantially in the form as set out in Schedule 7, Part 2 which acknowledge the Purchaser’s acquisition and continued development and commercialisation of the Programmes and a Royalty Products; and

(C)

any disclosure which is required by law or regulation or by applicable stock exchange rules, as reasonably advised by the disclosing party’s counsel, may be made without the prior consent of the other party, although the Seller or, as the case may be, the Purchaser shall be given prompt notice of any such required disclosure. The parties acknowledge that, for the purpose of giving guidance to investors under applicable stock exchange rules, general information regarding this Agreement may be disclosed including upfront payments and cumulative total contingent success payments.

*** Confidential Treatment Requested ***

16.2	Confidentiality

(a)

Subject to clause 11, each party shall treat as strictly confidential and will not disclose any Confidential Information of the other party. Each party agrees that Confidential Information will include without limitation:

(i)	the provisions of this Agreement or any document or agreement entered into pursuant to this Agreement; or

(ii)	the negotiations leading up to or relating to this Agreement.

(b)

The Seller shall treat as strictly confidential and not disclose any Core IP in a manner that directly refers to the Purchaser or the Programmes or which would by its nature enable any of the Programmes or the Purchaser to be directly identified.

(c)	The restrictions in clause 16.2(a) and (b) shall not apply to any disclosure of information by a party if and to the extent the disclosure is:

(i)	required by the law of any jurisdiction;

(ii)

required by any applicable securities exchange, supervisory, regulatory or Governmental Entity to which the relevant party is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law;

(iii)	made to the relevant party’s professional advisers, auditors or bankers or the professional advisers, auditors or bankers of any other member of the relevant party’s group of companies;

(iv)	of information that has already come into the public domain through no fault of the relevant party or any other member of that party’s group of companies; or

(v)	required or permitted by the terms of this Agreement.

17.	JOINT TRANSITION COMMITTEE

17.1

As soon as reasonably practical following the Completion Date, the parties will establish a joint steering committee (the “Joint Transition Committee” or “JTC”), comprised of two core representatives (one appointed by the Seller and one appointed by the Purchaser) and two individuals (one appointed by the Seller and one appointed by the Purchaser) responsible for managing the interactions between the Parties (“Alliance Managers”). Each party shall collectively have one (1) vote on the JTC. Each party shall provide the other party with written notice of its initial representatives on the JTC within ten (10) Business Days of the Completion Date. The parties may change the total number of core seats on the JTC by mutual agreement, provided that each party shall always hold the same number of seats on the JTC as the other party. Each party may substitute or replace any of its representatives on the JTC at any time for any reason upon written notice to the other party.

*** Confidential Treatment Requested ***

17.2

From the Completion Date and until the later of (a) expiry of the last Service Term as set out in the TSA or (b) the conclusion of the Programme Transfer Plan as set out in Schedule 10 (the “JTC Conclusion Date”), the JTC shall meet on at least a [***] basis (and on a more frequent basis as may be agreed by the JTC), which may be telephonically, by video conference, or in person. From the JTC Conclusion Date, the Alliance Managers shall (i) serve as the primary points of contract for matters under this Agreement and (ii) meet every [***] until the [***] anniversary of the Completion Date to discuss all matters relating to the obligations of the Parties under this Agreement including, but not limited to, the Programmes, the services to be provided under the Transition Services Agreement, the Programme Transfer Plan, communications, and the scheduling and management of Forum Meetings.

17.3

The members of the JTC and the Alliance Managers also may be convened, polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. The venue for the face-to-face meetings shall alternate between the offices of the Seller in the UK (including central London, Brentford or Stevenage) and the offices of the Purchaser in the UK. The agenda items for each meeting shall be identified a week in advance of such meeting, and the parties shall identify suitable attendees for such meeting. Each party shall be responsible for its own expenses including travel and accommodation costs to attend such JTC or Alliance Manager meetings. The JTC and the Alliance Managers, as applicable, shall keep accurate and complete confidential minutes of its meetings. Responsibility for taking such minutes shall alternate between the Parties and draft minutes shall be distributed to the other JTC members or the Alliance Managers for their review and comments within [***] after the date of each meeting. Any comments on the draft minutes must be provided to the relevant drafting party within [***] after receipt thereof. The JTC members or the Alliance Managers shall in good faith attempt to resolve any disputes as to the content of the JTC minutes as quickly and reasonably as possible so as to have the final agreed-upon version quickly. If, however, the parties cannot agree on the content of the JTC or Alliance Manager meeting minutes, it shall be noted that the parties did not agree on the content of the minutes with respect to a specific item and each party’s view shall be noted.

17.4	The JTC and Alliance Managers shall be responsible for the following:

(a)

directing the implementation of the Programme Transfer Plan and the services to be provided under the Transition Services Agreement, and facilitating the transfer of information between the parties for the execution of the Programme Transfer Plan and the Transition Services Agreement;

(b)

regularly reviewing the activities, progress and results of the Programme Transfer Plan and Transition Services Agreement to ensure, to the extent reasonably practical, that the parties are meeting their respective commitments; and

(c)	performing such other duties as are specifically agreed to in writing by the parties or which are expressly set out in a Transaction Document;

provided, however, the JTC and the Alliance Managers shall not have the power to amend or modify, or waive compliance with, this Agreement or any Transaction Document, and no decision of the JTC or Alliance Managers exercising a deciding vote as provided in this clause 17, shall be in contravention of the provisions of any Transaction Document or shall result in any obligations being imposed on a party (including without limitation any increase in costs or resources), without the express prior written consent of such party following their internal governance approval processes for such changes to the Transaction Documents and the agreements set out therein.

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17.5	From the Completion Date and until the conclusion of the last Forum Meeting as described in clause 11.3 continue, the Alliance Managers shall be responsible for the following:

(a)	Providing and receiving the Disclosure Information and Disclosure Reports as set forth in clause 11.3(b);

(b)	Organizing and conducting the Forum Meetings as set out in clause 11.3(a);

(c)	Serving as the primary point of contact for each party for the exchange of proposed communications to be disclosed under clause 16.1;

(d)	Following the JTC Conclusion Date, to serve as the primary initial point of contact between the Parties for any matter included in the Transaction Documents.

17.6

All decisions of the JTC shall be made by unanimous consent at a meeting where the quorum is met. A quorum for a meeting shall require at least (i) one Seller member and (ii) one Purchaser member. No meeting shall proceed without the quorum for a meeting being present and all decisions passed at a meeting where the abovementioned quorum is not present shall not be valid unless mutually agreed in writing by the quorum of JTC members from each party. The JTC shall use its reasonable efforts to reach consensus on all matters presented to the JTC for decision. If, however, the JTC is unable to reach a consensus on a matter before the JTC then the matter shall be escalated to Senior Managers. The Senior Managers shall meet within [***] of escalation of the matter to them to discuss and attempt to resolve the issue, acting reasonably and in good faith. If, however, after good faith attempts to reach agreement to resolve such issue, the Senior Managers are unable to reach agreement within [***] of their initial meeting to discuss the issue (or if the Senior Managers fail to meet for whatever reason, within [***] of the referral to the Senior Managers), then either party may submit such matter to dispute resolution in accordance with clause 31 other than where such matter concerns [***], in which case the Seller Senior Manager shall have the final decision-making authority.

18. VAT, SET-OFF AND WITHHOLDING TAX

18.1	All payments or other consideration given under this Agreement are each exclusive of any VAT.

18.2

Any VAT chargeable in respect of the Initial Consideration shall be paid by the Purchaser at the same time as payment of the Initial Payment, subject to the production of a valid VAT invoice prior to payment. For the avoidance of doubt the Parties agree that the value of the Consideration Shares for the purposes of this Agreement (including for VAT purposes) is £4.019 per share.

18.3

Any VAT chargeable in respect of any royalty or milestone payment payable by the Purchaser under the provisions of clause5.3 of this Agreement shall be payable by Purchaser in accordance with the provisions of clause 5.3(j).

18.4	Where VAT is chargeable in respect of any supply made by the Purchaser under this Agreement, the Seller shall pay any such VAT promptly following receipt of a valid VAT invoice from the Purchaser.

18.5

If any VAT originally paid by the recipient of the relevant supply for VAT purposes to the supplier in accordance with the terms of this Agreement is in whole or in part subsequently determined not to have been properly chargeable, the supplier shall pay an amount equal to any such VAT paid to the recipient within [***] of such determination. The supplier of the relevant supply in respect of which VAT is determined not to have been chargeable shall promptly notify the recipient in writing following it determining or otherwise becoming aware of HM Revenue & Customs determining that such VAT is not chargeable (in whole or in part). The recipient shall notify the supplier in writing if it first becomes aware that any VAT it has paid is determined not to be properly chargeable (in which case, the date of such notification shall be deemed to be the date of determination).

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18.6

All payments made under this Agreement by one party to another shall be made gross and free of any right of counterclaim or set-off and without deduction or withholding for or on account of any present or future Taxation unless in the event that one party (the payor) is required to withhold or deduct an amount equal to any Tax required by law to be deducted or withheld from the amount due to the recipient of the payment (the payee), the payor shall account for such Tax to the relevant Tax Authority within the time allowed by applicable law and secure and send to the payee the reasonable evidence of payment of such Tax. Any such Tax withheld or deducted shall be treated as having been paid by the payor to the payee for all purposes of this Agreement.

18.7

The Purchaser and the Seller will cooperate with respect to all documentation required by any Tax Authority or which may be reasonably requested by the other party to secure a reduction in the rate of applicable withholding taxes or to permit the other party to obtain a repayment of or credit for all withholding tax withheld or deducted in respect of any payment under this Agreement.

18.8

The Purchaser and the Seller respectively waive and relinquish any right of counterclaim or set-off against payments which (in the case of the Purchaser) the Purchaser is or may be liable to make to the Seller or (in the case of the Seller) the Seller is or may be liable to make to the Purchaser pursuant to this Agreement or otherwise.

19.	WRONG POCKETS

19.1	Purchaser to transfer assets

For a period of [***] from the TSA Expiration Date, if the legal title to or the beneficial interest in any asset or property of the Seller or any of its Affiliates which does not constitute an Asset is transferred to or vested in the Purchaser or any Affiliate of the Purchaser at Completion, the Purchaser or relevant Affiliate of the Purchaser, as the case may be, shall be deemed to hold such asset or property (the “Seller Required
Asset(s)”) on trust and as bailee for the Seller or any Affiliate of the Seller, as the case may be, and the Purchaser or relevant Affiliate of the Purchaser shall, at the Seller’s request and at the expense of the Seller, as soon as practicable and on terms that no consideration is provided by any person for such transfer:

(a)

execute such deeds or documents as may be reasonably necessary for the purpose of transferring (free of any Encumbrance created by the Purchaser or any of its Affiliates after Completion) the relevant interest in such Seller Required Asset(s) to the Seller or any Affiliate of the Seller or as the Seller may direct; and

(b)

do or procure to be done all such further reasonable acts or things and procure the execution of all such other documents as the Seller (for itself or any of its Affiliates) may reasonably request for the purpose of vesting the relevant interest in such Seller Required Asset(s) in the Seller or any Affiliate of the Seller, as the case may be.

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19.2	Purchaser’s obligations to notify

The Purchaser shall notify the Seller as soon as reasonably practicable upon it coming to its attention that there are any Seller Required Asset(s) in its possession or control or in the possession or control of any Affiliate of the Purchaser provided that the provisions of clause 19.1 shall only apply during the period of [***] from the TSA Expiration Date.

19.3	Seller to transfer assets

For a period of [***] from the TSA Expiration Date, if the legal title to or the beneficial interest in any asset or property of the Seller or any of its Affiliates which constitutes an Asset (or which is directly and specifically related to the Programmes) is not transferred to or vested in the Purchaser or any Affiliate of the Purchaser at Completion, the Seller or relevant Affiliate of the Seller, as the case may be, shall be deemed to hold such asset or property (the “Purchaser Required Asset(s)”) on trust and as bailee for the Purchaser or any Affiliate of the Purchaser, as the case may be, and the Seller or relevant Affiliate of the Seller shall, at the Purchaser’s request and at the expense of the Seller, as soon as practicable and on terms that no consideration is provided by any person for such transfer:

(a)

execute such deeds or documents as may be reasonably necessary for the purpose of transferring (free of any Encumbrance created by the Seller or any of its Affiliates after Completion) the relevant interest in such Purchaser Required Asset(s) to the Purchaser or any Affiliate of the Purchaser or as the Purchaser may direct; and

(b)

do or procure to be done all such further reasonable acts or things and procure the execution of all such other documents as the Purchaser (for itself or any of its Affiliates) may reasonably request for the purpose of vesting the relevant interest in such Purchaser Required Asset(s) in the Purchaser or any Affiliate of the Purchaser, as the case may be.

19.4	Seller’s obligations to notify

(a)

The Seller shall notify the Purchaser as soon as reasonably practicable upon it coming to its attention that there are any Purchaser Required Asset(s) in its possession or control or in the possession or control of any Affiliate of the Seller provided that the provisions of clause 19.3 shall only apply during the period of [***] from the TSA Expiration Date.

(b)

If, acting reasonably and in good faith, the Seller is unable to comply with its obligations under clause 19.3 as a result of there being no relevant employees with the appropriate skills employed by the Seller or its Affiliates at such time in order to appropriately advise the Seller in respect of the Purchaser Required Assets(s), then the issue shall be referred to the Senior Managers. The Senior Managers shall meet within [***] of escalation of the matter to them to discuss and attempt to resolve the issue, acting reasonably and in good faith. If after good faith attempts to reach agreement to resolve such issue, the Senior Managers are unable to reach agreement within [***] of their initial meeting to discuss the issue (or if the Senior Managers fail to meet for whatever reason, within [***] of the referral to the Senior Managers), then either party may submit such matter to dispute resolution as set out in clause 32.3(b).

19.5	Update of Exhibits for Know-How identified after the Completion Date

If following the Completion Date and ending on the date that is [***] from the TSA Expiration Date, the Seller identifies any Know-How that was generated by or on behalf of the Seller for use exclusively with the Programmes and that should have been included in Exhibit 1 (Clinical Trial Master File Information) or Exhibit 3 (Production Information) then the Seller shall notify the Purchaser and the Parties agree to update the relevant Exhibit.

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20.	MATERIAL BREACH; TERMINATION

Material CRE Breach

20.1

If at any time the Seller determines that the Purchaser is in material breach of its obligations to utilise its Best Endeavours or Commercially Reasonable Efforts (as the case may be) to perform its obligations set out in clauses 5.2 (b), (c) and (d) in respect of any Royalty Product (“Material CRE Breach”), the Seller may issue a notice in writing to the Purchaser setting out in reasonable detail the reasons and justifications for such determination (a “Warning Notice”).

20.2

The parties shall, following the issue of a Warning Notice by the Seller, enter into good faith negotiations to reach mutual agreement as to the steps which should be taken to address the concerns detailed by the Seller.

20.3

If the parties reach an agreement under clause 20.2 within [***] of the date of the Warning Notice as to the steps which should be taken to address the concerns of the Seller detailed in the Warning Notice:

(a)

the Purchaser shall, within [***] reaching agreement with the Seller (as described above) deliver to the Seller a plan for addressing the Seller’s concerns detailed in the Warning Notice (a “Remedial Action Plan”);

(b)

the Seller shall have [***] to approve the Remedial Action Plan ([***]), provided that such Remedial Action Plan will be deemed to have been approved by the Seller if no response is received from the Seller by the date [***] following receipt by the Seller of the Remedial Action Plan;

(c)

if the Remedial Action Plan is not approved by the Seller, the provisions of clause 20.4 shall apply. If the Remedial Action Plan is approved by the Seller, the Purchaser shall commence implementation of the agreed Remedial Action Plan and the parties (acting reasonably) shall agree on an appropriate monitoring plan to review the progress of the Remedial Action Plan; and

(d)

if at any time, in the reasonable opinion of the Seller, the Purchaser is not complying with the terms of the Remedial Action Plan, the issue shall be referred to the Senior Managers. The Senior Managers shall meet within [***] of escalation of the matter to them to discuss and attempt to resolve the issue, acting reasonably and in good faith. If after good faith attempts to reach agreement to resolve such issue, the Senior Managers are unable to reach agreement within [***] of their initial meeting to discuss the issue (or if the Senior Managers fail to meet for whatever reason, within [***] of the referral to the Senior Managers), then either party may submit such matter to dispute resolution as set out in clause 32.3(b).

20.4

If the parties cannot reach agreement: (a) under clause 20.1 within [***] of the date of the Warning Notice as to the steps which should be taken to address the concerns of the Seller detailed in the Warning Notice or (b) under clause 20.3(b) in respect of the Remedial Action Plan, the matter shall in the first instance be escalated to the Senior Managers. The Senior Managers shall meet within [***] of escalation of the matter to them to discuss and attempt to resolve the issue, acting reasonably and in good faith. If, however, after good faith attempts to reach agreement to resolve such issue, the Senior Managers are unable to reach agreement within [***] of their initial meeting to discuss the issue (or if the Senior Managers fail to meet for whatever reason, within [***] of the referral to the Senior Managers), then either party may submit such matter to dispute resolution as set out in clause 32.3(b).

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20.5

Following compliance with the required actions set out above in clauses 20.1 to 20.4 (inclusive), if it is determined in accordance with clause 32.3 that there has been a Material CRE Breach by the Purchaser in respect of the relevant Royalty Product then the parties agree that the sole remedy for such Material CRE Breach shall be [***].

20.6	[***].

20.7

At such time as the Purchaser has remedied the Material CRE Breach in respect of the relevant Royalty Product, the Purchaser shall be entitled to terminate the [***] and the Purchaser’s rights and obligations in respect of such Royalty Product shall continue in accordance with the terms of this Agreement.

20.8

The Purchaser’s intention at all times when performing its obligations pursuant to this clause 20 shall be to ensure that it minimizes any disruptions to patients’ accessing the Royalty Products. If, in the opinion of the Purchaser, there is a material risk to patient safety because of the procedure and timelines described in this clause 20.8, the time limits set out herein shall be deemed to reduce by [***] (so, for example, the [***] time limit in clause 20.3 shall be reduced to [***] in such circumstances).

20.9

For the avoidance of doubt, the Seller’s sole recourse in respect of any breach of the Purchaser’s obligations pursuant to clauses 5.2 (b), (c) and/or (d) shall be as set out in this clause 20 provided that this clause 20 shall not prevent or preclude the Purchaser from enforcing any other provision of this Agreement in any manner permitted in law or in equity.

Termination for Safety Reason

20.10	Termination for a Safety Reason

In the event that the Purchaser has a bona fide Significant Safety Concern or Other Safety Concern with respect to any Programme or any Royalty Product developed or in development thereunder it shall notify the Seller in writing as soon as reasonably practicable, setting out the factual basis for such concerns in reasonable detail. In such circumstances:

(a)

if the safety concern is a Significant Safety Concern the Purchaser shall be entitled to terminate the development and/or commercialisation of the relevant Programme or Royalty Product and/or terminate the licence under the Telethon-HSR Agreement in so far as it relates to that Programme or Royalty Product;

(b)

if the safety concern is an Other Safety Concern, the Purchaser shall be entitled to terminate the development and/or commercialisation of the relevant Programme or Royalty Product and/or to terminate the licence under the Telethon-HSR Agreement in so far as it relates to that Programme and or Royalty Product with the prior written consent of the Seller, not to be unreasonably withheld, conditioned or delayed.

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Termination of a Programme(s) under the Telethon-HSR Agreement

20.11

On a Programme-by-Programme basis, in the event that either (a) the Purchaser terminates a Programme under the Telethon-HSR Agreement, or (b) Telethon-HSR terminates a Programme under Sections 12.2 (Termination for Cause), Section 12.3 (Termination Rights of Either Party for Safety Reasons), or Section 12.4 (Purchaser Insolvency) of the Telethon-HSR Agreement, then the licenses granted by the Seller to the Purchaser pursuant to clause 11.2 shall also terminate with immediate effect solely with respect to such terminated Programme.

20.12

In the event of a termination of a Programme in circumstances described in clause 20.11, then the covenants given by the Seller to the Purchaser pursuant to clause 14.1 shall also terminate with immediate effect solely with respect to such terminated Programme.

20.13

In the event of a termination of a Programme in circumstances described in clause 20.11, then the licence granted by the Purchaser to the Seller pursuant to clause 11.5(a)(ii) with respect to the Telethon-HSR Agreement for such terminated Programme shall also terminate with immediate effect solely to the extent that such Know-How was licensed to the Purchaser under the Telethon-HSR Agreement.

21.	HUMAN BIOLOGICAL SAMPLE MANAGEMENT

21.1	The Purchaser will use any Human Biological Samples (including the Patient Samples) only for the purposes that are consistent with the applicable informed consent forms for such materials.

21.2

The Purchaser shall ensure that it has all the necessary authorisations, licenses, legal and/or regulatory consents (except for patient consents) and approvals (for example, ethical approval from an ethics committee, or as may be otherwise prescribed by applicable law) to obtain, collect, store, transfer, use (including subsequent use by a commercial organisation), disclose, import, export and dispose of any Human Biological Samples provided to the Purchaser under this Agreement.

21.3

The Purchaser will comply with and will continue to comply with all applicable laws and issued codes of practice and guidance relating to the collection, storage, use and disposal of Human Biological Samples.

22.	MISCELLANEOUS

22.1	Further Assurances

Each party shall from time to time execute such documents and perform such acts and things as any party may reasonably require in order to give full effect to the provisions of this Agreement and the transactions contemplated by it.

22.2	Reasonableness

Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of clauses 7 (Responsibility for Liabilities), 14 (Restrictive Covenant) and 24 (Whole Agreement), and agrees, having considered the terms of such clauses and the Agreement as a whole, that the provisions of such clauses and this Agreement are fair and reasonable.

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22.3	Counterparts

This Agreement may be entered into in any number of counterparts all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. Delivery of a counterpart of this Agreement by email attachment shall be an effective mode of delivery.

23.	VARIATION AND WAIVER

23.1	No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each party.

23.2

No failure of either party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.

24.	WHOLE AGREEMENT

24.1

This Agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and (to the extent permissible by applicable law) supersedes all prior representations or oral or written agreements between the parties with respect to that subject matter, provided that neither party is attempting to exclude any liability for fraudulent statements.

24.2	Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

24.3

To the maximum extent permitted by applicable law, all terms, conditions and warranties, other than those expressly set out in this Agreement, are excluded including all implied and statutory terms, warranties and conditions relating to satisfactory quality or fitness for purpose. If any legislation implies into this Agreement any term, condition or warranty which cannot be lawfully excluded then that term, condition or warranty shall be included in this Agreement to the extent required by the relevant legislation but each party’s liability in respect of any breach thereof shall be limited to the maximum extent (if any) permitted by that legislation.

24.4	In this clause 24, references to “this Agreement” includes all other documents entered into pursuant to this Agreement.

25.	DEFAULT INTEREST

25.1

If any party which is required to pay any sum under this Agreement fails to pay any sum payable by it under this Agreement on the due date for payment (the “Defaulting Party”), it shall pay interest on such sum at the Default Rate for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with this clause.

25.2

Interest under this clause 25 shall accrue on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the Defaulting Party on demand. Unpaid interest shall compound monthly based on a 30-day month.

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26.	NOTICES

26.1

Save as otherwise provided in this Agreement, any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this Agreement or any of the other Transaction Documents shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by pre-paid recorded delivery, registered post or delivering it by hand, in each case to the address set out in clause 26.2 and in each case marked for the attention of the relevant party set out in clause 26.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 26.2). Any Notice so served by pre-paid recorded delivery, registered post or by hand shall be deemed to have been duly given or made as follows:

(a)	in the case of pre-paid recorded delivery or registered post, 2 (two) Business Days after the date of posting; or

(b)	in the case of delivery by hand, when delivered,

provided that in each case where delivery occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

26.2	The addresses of the parties for the purpose of clause 26.1 are as follows:

(a)	Purchaser
	Address:	Orchard Therapeutics Limited

108 Cannon Street,
London, EC4N 6EU
Attn: CEO
With copies to: General Counsel and the SVP for Business Development

	With copies to:	Cooley (UK) LLP
Dashwood, 69 Old Broad Street
London, EC2M 1QS
[***]

(b)	Seller
	Address:	Glaxo Group Limited
980 Great West Road
Brentford, Middlesex
TW8 9GS, England
Attn: Company Secretary

GlaxoSmithKline Intellectual Property Development Ltd.
980 Great West Road
Brentford, Middlesex
TW8 9GS, England
Attn: Company Secretary

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With copies to:	King & Spalding International LLP

125 Old Broad Street
London
EC2N 1AR
[***]

and

SVP BDTT, GSK Legal,
GSK House 980 Great West Road,
Brentford,
Middlesex, TW8 9GS,
England

26.3	A party may notify the other party to this Agreement of a change to its name, relevant addressee or address for the purposes of this clause 26, provided that such notice shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is less than 5 (five) Business Days after the date on which notice is given, the date following 5 (five) Business Days after notice of any change has been given.

26.4	In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon.

27.	COSTS

Except as expressly provided in this Agreement, each of the parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this Agreement and any other Transaction Document.

28.	RIGHTS OF THIRD PARTIES

The parties do not intend that any term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

29.	CONTINUING EFFECT

Each provision of this Agreement shall continue in full force and effect after Completion (including but not limited to the Warranties), except to the extent that a provision has been fully performed on or before Completion.

30.	ASSIGNMENT, SUBCONTRACTING

30.1

Except as provided in clauses 5.5 or 30.2, neither party may assign or transfer all or any of its rights or obligations under this Agreement or dispose of any right or interest in this Agreement without the prior written consent of the other party.

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30.2	Subject to clause 5.5 either the Purchaser or the Seller shall be entitled to assign its rights or obligations under this Agreement to any of its Affiliates, provided that:

(a)	the assigning party shall remain responsible for the performance of its obligations hereunder by any such Affiliate;

(b)

the assigning party shall procure that any such Affiliate to which it assigns any of its rights under this Agreement shall assign such rights back to the assigning party immediately prior to it ceasing to be an Affiliate;

(c)	the non-assigning party’s liability to any assignee shall not be greater than if such assignment had not taken place; and

(d)

the assigning party shall in advance of such assignment inform the other party where the assignee is both resident and has a business presence for Tax purposes for the purposes of enabling the other party to determine whether Tax must be withheld or deducted from any payment made under this Agreement and the place of any supply for VAT purposes.

30.3	Termination for a Safety Reason

In the event that the Purchaser has a bona fide Significant Safety Concern or Other Safety Concern with respect to any Programme or any Royalty Product developed or in development thereunder it shall notify the Seller in writing as soon as reasonably practicable, setting out the factual basis for such concerns in reasonable detail. In such circumstances:

(a)

if the safety concern is a Significant Safety Concern the Purchaser shall be entitled to terminate the development and/or commercialisation of the relevant Programme or Royalty Product and/or terminate the licence under the Telethon-HSR Agreement in so far as it relates to that Programme or Royalty Product;

(b)

if the safety concern is an Other Safety Concern, the Purchaser shall be entitled to terminate the development and/or commercialisation of the relevant Programme or Royalty Product and to terminate the licence under the Telethon-HSR Agreement in so far as it relates to that Programme and or Royalty Product with the prior written consent of the Seller, not to be unreasonably withheld, conditioned or delayed.

31.	CURRENCY CONVERSION

For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used shall be the closing mid-point rate for exchanges between those currencies quoted on www.oanda.com and, in the event such resource is no longer available, in the Financial Times (London edition) for the nearest Business Day for which that rate is so quoted on or prior to the date of the conversion.

32.	GOVERNING LAW, APPOINTMENT OF EXPERT AND SUBMISSION TO JURISDICTION

32.1	Governing law

The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by English law.

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32.2	Expert

An expert means any person appointed in accordance with this clause 32.2 to resolve any dispute pursuant to clause 5.2(f) or (g). The following terms shall apply:

(a)	the parties shall co-operate in good faith to agree on the appointment of an Independent Third Party to act as an expert and to agree the terms of their appointment;

(b)

if the parties fail to agree on the identity of the Expert by the date [***] from the date on which the Seller notifies the Purchaser, as relevant, in accordance with clause 5.2(f), that the Seller does not agree with the Product Market Proposal made by the Purchaser in accordance with that clause and/or in accordance with clause 5.2(g) that the Seller objects to a proposed deferment of the payment of the payment of royalties in accordance with that clause, either party may request the Chairman of the Institute of Chartered Accountants to appoint the Expert who shall be a person of repute with international experience in the type of matter in dispute;

(c)

within [***] of the date of the appointment of the Expert, each party shall be entitled to make submissions to the Expert and will provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision;

(d)

the Expert shall be required to prepare a written decision and give notice of the decision to the parties within a maximum of [***] from the date on which the Expert receives submissions from both parties or the end of the period referred to in paragraph 32.2(c) above if no submission is made by either or both parties;

(e)

to the extent not provided for in this clause 32, the Expert may in its reasonable discretion determine such other procedures to assist with the conduct of the determination as he considers just or appropriate;

(f)	the Expert shall act as an expert and not an arbitrator. The Expert’s decision shall be final and binding on the parties in the absence of manifest error or fraud; and

(g)	the costs and expenses of the Expert shall be shared equally between the parties unless the Expert determines otherwise.

32.3	Dispute Resolution

The parties agree to adhere to the following procedure in respect of any Dispute:

(a)

Any Dispute must in the first instance be referred by either the Seller or the Purchaser to the Senior Managers. The Senior Managers shall meet within [***] of escalation of the matter to them to discuss and attempt to resolve the issue, acting reasonably and in good faith. If, however, after good faith attempts to reach agreement to resolve such issue, the Senior Managers are unable to reach agreement within [***] of their initial meeting to discuss the issue (or if the Senior Managers fail to meet for whatever reason, within [***] of the referral to the Senior Managers), then either party may submit such matter to dispute resolution as set out below.

(b)

Any Dispute may be referred by either party to arbitration under the rules of London Court of International Arbitration (the “Rules”) for final resolution, which Rules are deemed to be incorporated by reference into this clause. In any arbitration commenced pursuant to this Agreement, the number of arbitrators shall be three who shall be appointed in accordance with the Rules. The seat of the arbitration shall be London, England and the language of the arbitration shall be English.

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(c)

At any time prior to or after the commencement of an arbitration in accordance with this clause, either party may apply to relevant courts for purposes of obtaining interim relief, including, without limitation, any interim injunction. Where a party seeks such interim relief after commencement of the arbitration, and the case is not one of urgency, that party shall act only with the permission of the arbitral tribunal or the Agreement in writing of the other parties to the arbitration.

(d)

Each party hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property (irrespective of its use or intended use).

33.	INVALIDITY

33.1

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

33.2

To the extent it is not possible to delete or modify the provision, in whole or in part, under clause 32.1 then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under clause 32.1, not be affected.

34.	GOVERNING LANGUAGE

The official text of the Transaction Documents and any notices given thereunder shall be in English. In the event of any dispute concerning the construction or interpretation of any Transaction Document, reference shall be made only to the relevant Transaction Document as written in English and not to any translation into any other language.

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

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IN WITNESS WHEREOF the Parties have signed this Agreement on the date stated above.

SIGNED by	)
)
/s/ John Sadler	)
duly authorised for and on behalf	)
of Glaxo Group Limited	)

SIGNED by	)
)
/s/ John Sadler	)
duly authorised for and on behalf	)
of GlaxoSmithKline Intellectual Property	)
Development Ltd.

SIGNED by	)
)
)
duly authorised for and on behalf	)
of Orchard Therapeutics Limited	)

SIGNATURE PAGE TO THE ASSET PURCHASE AND LICENCE AGREEMENT

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IN WITNESS WHEREOF the Parties have signed this Agreement on the date stated above.

SIGNED by	)
)
)
duly authorised for and on behalf	)
of Glaxo Group Limited	)

SIGNED by	)
)
)
duly authorised for and on behalf	)
of GlaxoSmithKline Intellectual Property	)
Development Ltd.

SIGNED by	)
)
/s/ Mark Rothera	)
duly authorised for and on behalf	)
of Orchard Therapeutics Limited	)

SIGNATURE PAGE TO THE ASSET PURCHASE AND LICENCE AGREEMENT

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